Filed Pursuant to Rule 424(b)(5)
Registration No. 333-252573

Prospectus Supplement

(To prospectus dated February 4, 2021)

2,153,333 Shares of Common Stock

Petros Pharmaceuticals, Inc.

We are offering 2,153,333 shares of our common stock pursuant to this prospectus supplement and accompanying prospectus to certain accredited and institutional investors. Each share of common stock is being sold at a price per share equal to $3.00.

In a concurrent private placement, we are selling to the investors (i) 1,180,000 shares (the “Private Placement Shares”) of our common stock at a price per share equal to $3.00, the same offering price as the common stock offered by this prospectus supplement and the accompanying prospectus, and (ii) warrants to purchase up to 2,500,000 shares of our common stock (the “Warrants”), which represent 75% of the number of shares of our common stock being purchased in this offering and the concurrent private placement, in aggregate, exercisable for one share of our common stock at an exercise price of $3.50 per share, and exercisable immediately upon issuance, with a term of five years from the date of issuance. The Private Placement Shares, the Warrants, and the shares of our common stock issuable upon the exercise of the Warrants (the “Warrant Shares”) are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Our common stock is traded on The Nasdaq Capital Market under the symbol “PTPI.” On November 29, 2021, the closing sale price of our common stock on The Nasdaq Capital Market was $4.00 per share.

This investment involves a high degree of risk. See “Risk Factors” on page S-7 of this prospectus supplement and any similar section contained in the accompanying prospectus and in the documents that are incorporated by reference herein and therein.

The gross proceeds to us before fees and expenses will be approximately $10.0 million.

As of the date of this prospectus supplement, the aggregate market value of our outstanding shares of common stock held by non-affiliates, or our public float, was $36,873,296.00 based on a total of 14,297,284 outstanding shares of common stock, of which 9,218,324 shares of common stock were held by non-affiliates, and a price of $4.00 per share, which was the last reported sale price of our common stock on Nasdaq on November 29, 2021. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell securities, registered on the registration statement, of which this prospectus supplement is a part, in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock in any 12 calendar month period so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. Following the sale of shares in this offering, we will have sold securities with an aggregate market value of $12,160,000.44 pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Delivery of the shares of common stock to investors is expected to occur on or about December 2, 2021, subject to satisfaction of customary closing conditions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 29, 2021.

About This Prospectus Supplement

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus entitled “Incorporation by Reference” and “Where You Can Find More Information” as well as any free writing prospectus provided in connection with this offering.

You should rely only on this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering is accurate as of any date other than as of the date of this prospectus supplement, the accompanying prospectus, or such free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Unless the context otherwise indicates, references in this prospectus to “Petros”, “we”, “our”, “us” and “the Company” refer, collectively, to Petros Pharmaceuticals, Inc. and its subsidiaries.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering in that jurisdiction. Persons who come into possession of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering applicable to that jurisdiction. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-1

Special Note Regarding Forward-Looking Statements

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions, or the negative of these terms. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement and the accompanying prospectus, and in particular those factors referenced in the sections entitled “Risk Factors.”

This prospectus supplement and the accompanying prospectus contain forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We have included important factors in the cautionary statements included in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein and therein that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. No forward-looking statement is a guarantee of future performance.

You should read this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein and therein represent our views as of the date of this prospectus supplement. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus supplement.

S-2

Prospectus Supplement Summary

The following summary of our business highlights some of the information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, which are described under “Incorporation of Certain Information by Reference” in this prospectus supplement. You should also carefully consider the matters discussed in the section of this prospectus supplement entitled “Risk Factors” and under similar sections of the accompanying prospectus and other periodic reports incorporated herein and therein by reference. See information set forth under the section “Special Note Regarding Forward-Looking Statements.”

Overview

Petros is a pharmaceutical company focused on men’s health therapeutics, consisting of wholly owned subsidiaries, Metuchen Pharmaceuticals, LLC (“Metuchen”), Timm Medical Technologies, Inc. (“Timm Medical”), and Pos-T-Vac, LLC (“PTV”). On September 30, 2016, the Company entered into a License and Commercialization Agreement with Vivus, Inc to purchase and receive the license for the commercialization and development of Stendra® for a one-time fee of $70 million. The license agreement gives the Company the right to sell Stendra® in the U.S and its territories, Canada, South America, and India. Stendra® is a U.S. Food and Drug Administration approved PDE-5 inhibitor prescription medication for the treatment of erectile dysfunction (“ED”) and is the only patent protected PDE-5 inhibitor on the market. Stendra® offers the ED therapeutic landscape a valuable addition as an oral ED therapy that may be taken as early as approximately 15 minutes prior to sexual engagement, with or without food when using the 100mg or 200mg dosing (does not apply to 50mg dosing).

Petros also markets its own line of ED products in the form of vacuum erection device (“VED”) products through its subsidiaries, Timm Medical and PTV. We plan to continue to grow the VED business both domestically and internationally. Petros believes that its potential domestic growth will come through the expansion of its distribution partner network, which currently includes national distributors such as SunMed and Vitalit and internationally through distributors such as Heize (Germany), Mediplus (UK), Euromedical (Spain), as well as a growing number of regional small-business distributors specialized in the urology landscape. Additionally, Petros intends to continue to leverage existing relationships with key clinician decision makers, offering direct purchase agreements for Centers of Excellence in prostate cancer and sexual health rehabilitation. This will allow for increased local purchase availability for consumers. We believe that potential international growth will come through additional work with existing customers to expand our current base of business while also working to unlock new international territories. In addition to expanding the distribution network, Petros is pursuing better use of the historical clinical data available regarding VEDs.

S-3

In addition to ED products, Petros is committed to identifying and developing other pharmaceuticals to advance men’s health. In March 2020, Petros acquired an exclusive global license (the “Hybrid License”) for the development and commercialization of H100™ from Hybrid Medical LLC (“Hybrid”). H100™ is a novel and patented topical formulation candidate for the treatment of acute Peyronie’s disease. Peyronie’s disease is a condition that occurs upon penile tissue disruption often caused by sexual activity or injury, healing into collagen-based scars that may ultimately harden and cause penile deformity. On September 24, 2020, the Company and Hybrid entered into a letter agreement, pursuant to which the term of the license agreement was extended for an additional six months to March 24, 2021. In consideration for the extension, the Company paid Hybrid $50,000 in October 2020 and an additional $100,000 in December 2020. On March 31, 2021, the Company and Hybrid, entered into a second letter agreement, pursuant to which the parties agreed to extend the Second Period (as defined in the Hybrid License) for an additional six (6) months to September 24, 2021. Additionally, the Company agreed to pay Hybrid a one-time, non-creditable and non-refundable payment of $200,000, which was paid within seven calendar days of entering into the agreement.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) enacted in April 2012. An “emerging growth company” may take advantage of exemptions from some of the reporting requirements that are otherwise applicable to public companies. These exceptions include:

•	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our first sale of common equity securities pursuant to an effective registration statement under the Securities Act. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this exemption.

Finally, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company) and accordingly may provide less public disclosure than larger public companies. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Company Information

Petros Pharmaceuticals, Inc. is a Delaware corporation with its principal business office at 1185 Avenue of the Americas, 3rd Floor, New York, New York 10036. Our telephone number is 973-242-0005 and our website can be found at www.petrospharma.com. Through our website, we will make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission, or SEC. Information contained on, or that can be accessed through, our website is not and shall not be deemed to be a part of this prospectus.

S-4

The Offering

Issuer	Petros Pharmaceuticals, Inc.

Common Stock offered by us	2,153,333 shares

Shares of Common Stock to be Outstanding after this Offering and the Concurrent Private Placement	17,630,617 shares (assuming we sell the maximum number of shares of common stock offered in this offering and excluding the shares issuable upon the exercise of the Warrants to be issued in the concurrent private placement)

Offering Price Per Share	$3.00 per share

Use of proceeds	We intend to use the net proceeds from this offering for expansion of our men’s health platform and for working capital and general corporate purposes. See “Use of Proceeds” on page S-10.

Concurrent private placement of common stock and Warrants	In a concurrent private placement, we are selling to the investors (i) 1,180,000 Private Placement Shares at a price equal to $3.00 per share, the same offering price as the common stock offered by this prospectus supplement and the accompanying prospectus, and (ii) Warrants to purchase up to 2,500,000 shares of our common stock, representing 75% of the aggregate number of shares of our common stock being purchased in this offering and in the concurrent private placement. Each Warrant will be exercisable for one share of our common stock at an exercise price of $3.50 per share, will be exercisable immediately upon issuance and will have a term of five years from the date of issuance. The Private Placement Shares, the Warrants, and the Warrant Shares are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Risk factors	See the “Risk Factors” section of this prospectus supplement, the most recent Form 10-Q and in the other documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our securities.

Nasdaq Capital Market symbol	“PTPI.”

S-5

The number of shares of our common stock that will be outstanding immediately after this offering and the concurrent private placement as shown above is based on 14,297,284 shares outstanding as of November 29, 2021. The number of shares outstanding as of November 29, 2021, as used throughout this prospectus supplement, unless otherwise indicated, excludes:

●	1,190,000 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $26.57 per share;

●

6,714,509 shares of common stock issuable upon exercise of outstanding common stock purchase warrants with a weighted average exercise price of $15.43 per share (other than with respect to the Warrants below);

●	23,301 shares of common stock issuable upon exercise of restricted stock units with a weighted average date of grant price of $3.09 per share; and

●	2,500,000 shares of common stock issuable upon the exercise of the Warrants to be issued to the purchasers in the concurrent private placement with an exercise price of $3.50 per share.

Except as otherwise indicated, the information in this prospectus supplement is as of November 29, 2021 and assumes no exercise of the warrants or options described above or vesting of restricted stock units described above, and no exercise of the warrants to purchase an aggregate of 150,000 shares of common stock at an exercise price of $3.50 per share (the “Katalyst Warrants”) to be issued to Katalyst Securities LLC (“Katalyst”), or its representatives or designees, as compensation for financial advisory services in connection with this offering.

S-6

Risk Factors

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus supplement to the accompanying prospectus and in the documents we incorporate by reference, you should carefully consider the risks discussed below and under the heading “Risk Factors” in our most recent annual report on Form 10-K and the subsequent quarterly reports on Form 10-Q and other reports that we file with the SEC which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties discussed below and in the documents incorporated herein by reference are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

Risk Factors Related to this Offering and our Common Stock

If you purchase securities in this offering, you will suffer immediate dilution of your investment.

The offering price of our common stock in this offering is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase securities in this offering, you will pay a price per share of our common stock that substantially exceeds our net tangible book value per share after giving effect to this offering and the concurrent private placement. Based on an offering price of $3.00 per share of our common stock, our net tangible book value per share as of September 30, 2021, and a pro forma net tangible book value per share of $(0.12) after giving effect to the October 2021 Transaction and the November Warrant Exercise (each as defined below), if you purchase securities in this offering, you will experience immediate dilution of $2.57 per share, representing the difference between the offering price per share of our common stock and our pro forma as adjusted net tangible book value per share after giving effect to this offering and the concurrent private placement. Furthermore, if any of our outstanding options or warrants are exercised at prices below the offering price, or if we grant additional options or other awards under our equity incentive plans or issue additional warrants, you may experience further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

Because we will have broad discretion and flexibility in how the net proceeds from this offering and the concurrent private placement are used, we may use the net proceeds in ways in which you disagree.

We intend to use the net proceeds from this offering and the concurrent private placement for expansion of our men’s health platform and for working capital and other general corporate purposes. See “Use of Proceeds” on page S-10 . We have not allocated specific amounts of the net proceeds from this offering or the concurrent private placement for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering and the concurrent private placement. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You may experience future dilution as a result of future equity offerings and other issuances of our securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect the price of our common stock.

In order to raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for our common stock prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of common stock or securities convertible into shares of common stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of shares of common stock in this offering and any future sales of a substantial number of shares of common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

S-7

We expect to require additional capital in the future in order to develop our products, fund operations, and otherwise implement our business strategy. If we do not obtain any such additional financing, it may be difficult to effectively realize our long-term strategic goals and objectives.

We will require additional financing to further develop and market our products, fund operations, and otherwise implement our business strategy. Our current cash resources will not be sufficient to fund these activities. We are exploring additional ways to raise capital, but we cannot assure you that we will be able to raise capital. Our failure to raise capital as and when needed would have a material adverse impact on our financial condition, our ability to meet our obligations, and our ability to pursue our business strategies.

Any additional capital raised through the sale of equity or equity-backed securities may dilute our stockholders’ ownership percentages and could also result in a decrease in the market value of our equity securities.

The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Sales of a substantial number of shares of our common stock, or the perception that such sales may occur, may adversely impact the price of our common stock.

Almost all of our 14,297,284 outstanding shares of common stock as of November 29, 2021, as well as a substantial number of shares of our common stock underlying outstanding options and warrants, are available for sale in the public market, either pursuant to Rule 144 under the Securities Act, or an effective registration statement. In addition, under the securities purchase agreement, we agreed to prepare and file with the SEC a registration statement relating to the resale of the Private Placement Shares and the shares of common stock underlying the Warrants being sold in the concurrent private placement on or before the 15th calendar day following the date of the securities purchase agreement. We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. Pursuant to the shelf registration statement on Form S-3 filed on January 29, 2021, we may sell up to $100,000,000 of our equity securities over the next several years, and approximately $87,840,000  of our equity securities is available for sale under such registration statement. Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

S-8

We do not anticipate paying dividends on our common stock in the foreseeable future.

We currently plan to invest all available funds, including the proceeds from this offering, and future earnings, if any, in the development and growth of our business. We currently do not anticipate paying any cash dividends on our common stock in the foreseeable future. In addition, the terms of our existing and any future debt agreements may preclude us from paying dividends. As a result, a rise in the market price of our common stock, which is uncertain and unpredictable, will be your sole source of potential gain in the foreseeable future and you should not rely on an investment in our common stock for dividend income.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	results of our operations and product development efforts;
●	our ability to obtain working capital financing;
●	additions or departures of key personnel;
●	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;
●	our ability to execute our business plan;
●	sales of our common stock and decline in demand for our common stock;
●	regulatory developments;
●	economic and other external factors;
●	investor perception of our industry or our prospects; and
●	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. The COVID-19 pandemic has resulted in significant financial market volatility and uncertainty in the recent past. These market fluctuations may also materially and adversely affect the market price of our common stock. As a result, you may be unable to resell your shares of our common stock at a desired price.

S-9

Use Of Proceeds

We estimate that the net proceeds from the sale of the shares offered under this prospectus supplement, after deducting estimated offering expenses payable by us, will be approximately $6.0 million, excluding the proceeds we may receive from the exercise of the Warrants issued in the concurrent private placement and the Katalyst Warrants to be issued to Katalyst or its representatives or designees as compensation.

We estimate that the net proceeds to us from this offering and the concurrent private placement, in the aggregate, after deducting estimated offering expenses payable by us, will be approximately  $9.3 million.

We intend to use the net proceeds from the sale of the shares in the offering and the concurrent private placement for expansion of our men’s health platform and for working capital and general corporate purposes. The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering and the concurrent private placement.

S-10

Dividend Policy

We have never declared or paid any cash dividends on our common stock and our current credit facility restricts our ability to declare or pay cash dividends or distributions. We currently anticipate that we will retain future earnings to fund development and growth of our business, and we do not anticipate paying cash dividends in the foreseeable future. The decision to pay dividends is at the discretion of our board of directors and depends upon our ability to obtain a waiver of the restriction on paying dividends contained in our credit facility, and on our financial condition, results of operations, capital requirements, and other factors that our board of directors deems relevant.

S-11

Dilution

If you invest in our common stock, your ownership interest will be diluted by the difference between the price per share you pay and the net tangible book value per share of our common stock immediately after this offering and the concurrent private placement.

Our net tangible book value as of September 30, 2021, was approximately $(9.1 million), or $(0.93) per share of our common stock, based upon 9,826,599 shares of our common stock outstanding as of that date. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2021. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to (i) the sale of 3,323,616 shares of our common stock and warrants to purchase up to an aggregate of 3,323,616 shares of our common stock at an exercise price per share of $1.715, subsequent to September 30, 2021 (the “October 2021 Transaction”) and (ii) the exercise of 1,147,069 warrants for shares of common stock, at an exercise price of $1.715, subsequent to September 30, 2021 (the “November Warrant Exercise”), our pro forma net tangible book value as of September 30, 2021 would have been approximately $(1.8 million), or approximately $(0.12) per share of our common stock.

After giving further effect to the sale of 2,153,333 shares of our common stock in this offering at the price of $3.00 per share of common stock and the sale of the 1,180,000 Private Placement Shares at a price of $3.00 per Private Placement Share, and after deducting the fees and estimated offering expenses payable by us, our pro forma, as adjusted net tangible book value as of September 30, 2021 would have been approximately $7.5 million, or $0.43 per share. This represents an immediate increase in net tangible book value of $0.55 per share to existing stockholders and immediate dilution in net tangible book value of $2.57 per share to new investors.

The following table illustrates this dilution on a per share basis:

Offering price per share		$3.00
Historical net tangible book value per share as of September 30, 2021	$(0.93)
Increase in net tangible book value per share attributable to the October 2021 Transaction and the November Warrant Exercise	$0.81
Pro forma net tangible book value per share as of September 30, 2021	$(0.12)
Increase in pro forma net tangible book value per share attributable to this offering and the concurrent private placement	$0.55
Pro forma as adjusted net tangible book value per share as of September 30, 2021, after giving effect to this offering and the concurrent private placement		0.43

Dilution per share to new investors		$2.57

The discussion and table above assume no exercise of the Warrants to purchase an aggregate of 2,500,000 shares of common stock to be issued to purchasers in the concurrent private placement or the Katalyst Warrants to purchase an aggregate of 150,000 shares of common stock to be issued to Katalyst or its representatives or designees in this offering.

To the extent that outstanding options or warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-12

The above discussion and table are based are based upon 9,826,599 shares of common stock outstanding as of September 30, 2021 and, unless otherwise indicated, exclude:

●	1,190,000 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $26.57 per share;

●	4,407,962 shares of common stock issuable upon exercise of outstanding common stock purchase warrants with a weighted average exercise price of $22.61 per share (other than with respect to the warrants below);

●	23,301 shares of common stock issuable upon exercise of restricted stock units with a weighted average date of grant price of $3.09 per share; and

●	2,500,000 shares of common stock issuable upon the exercise of the Warrants to be issued to the purchasers in the concurrent private placement with an exercise price of $3.50 per share.

S-13

Concurrent Private Placement

In a concurrent private placement, we are selling (i) to certain investors an aggregate of 1,180,000 Private Placement Shares, at the same price as the shares of common stock sold in this offering and, (ii) to each of the investors in this offering and in the concurrent private placement, Warrants to purchase shares of common stock equal to 75% of the number of shares of common stock purchased by each investor in the offering and the concurrent private placement, in aggregate. The aggregate number of Warrant Shares exercisable pursuant to the Warrants is 2,500,000. The Warrants will be exercisable at an exercise price of $3.50 per share. The exercise price and number of Warrant Shares issuable upon the exercise of the Warrants will be subject to adjustment in the event of any stock dividend and split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants.

Each Warrant shall be exercisable immediately upon issuance and will have a term of five years from the date of issuance. A holder of Warrants will have the right to exercise the Warrants on a “cashless” basis if there is no effective registration statement registering the resale of the Warrant Shares six months after the closing date of this offering. Subject to limited exceptions, a holder of Warrants other than JCP III SM AIV, LP will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of our common stock outstanding immediately after giving effect to such exercise, provided that the holder may increase or decrease the beneficial ownership limitation up to 9.99%. Any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to the Company. In addition, under the securities purchase agreement, we agreed to prepare and file with the SEC on or before the 15th calendar day following the date of the securities purchase agreement a registration statement relating to the resale of (i) the Private Placement Shares and (ii) the shares of common stock underlying the Warrants. The Warrants may not be assigned or transferred without the Company’s prior written consent.

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants.

The Private Placement Shares, the Warrants and the Warrant Shares are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. All purchasers are required to be “accredited investors” as such term is defined in Rule 501(a) under the Securities Act.

S-14

Plan Of Distribution

We are offering 2,153,333 shares of our common stock in a registered direct offering at an offering price of $3.00 per share of common stock to our existing investors. We established the price following negotiations with prospective investors and with reference to the prevailing market price of our common stock, recent trends in such price and other factors.

The shares of our common stock offered hereby are being sold directly to purchasers and not through a placement agent, underwriter or securities broker or dealer.

We estimate the total expenses of this offering paid or payable by us will be approximately $460,000, and the total expenses of the concurrent private placement will be approximately $200,000. After deducting our estimated expenses in connection with this offering and the concurrent private placement, we expect the net proceeds from this offering and the concurrent private placement will be approximately $9.3 million. We agreed to pay Katalyst an advisory fee and legal expenses totaling $660,000 and issue five-year warrants to Katalyst or its representatives or designees to purchase an aggregate of 150,000 shares of our common stock at an exercise price of $3.50 per share for its services as a financial advisor in connection with this offering and the concurrent private placement.

We entered into a securities purchase agreement with purchasers covering the sale of the shares offered under this prospectus supplement as well as the Private Placement Shares. A copy of the form of securities purchase agreement between us and the purchasers will be included as an exhibit to a Current Report on Form 8-K that will be filed with the SEC. We currently anticipate that closing of the sale of all 2,153,333 shares of our common stock offered hereby as well as of the sale of the Private Placement Shares will take place on or about December 2, 2021.

The transfer agent and registrar for our common stock is Philadelphia Stock Transfer, Inc.

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “PTPI.”

S-15

Legal Matters

Certain legal matters with respect to the securities offered by this prospectus supplement will be passed upon for us by Haynes and Boone, LLP, New York, New York.

S-16

Experts

EisnerAmper LLP, an independent registered public accounting firm, has audited our consolidated financial statements for the fiscal years ended December 31, 2020 and December 30, 2019 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as set forth in their report, which is incorporated by reference in this prospectus. Our consolidated financial statements are incorporated by reference in reliance on the reports of EisnerAmper LLP given on their authority as experts in accounting and auditing.

S-17

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at https://www.petrospharma.com/. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

S-18

Incorporation By Reference

The SEC allows us to “incorporate by reference” information that we file with it. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits thereto, for further information about us and the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 14, 2021, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 16, 2021, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 15, 2021;

●	our Current Reports on Form 8-K filed with the SEC on February 25, 2021, April 6, 2021, October 15, 2021, and November 17, 2021;

●	our definitive proxy statement on Schedule 14A filed with the SEC on November 22, 2021; and

●	the description of our common stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 31, 2021, including any amendments thereto or reports filed for the purposes of updating this description.

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement and the accompanying prospectus.

Any statement contained in this prospectus supplement and the accompanying prospectus, or any free writing prospectus provided in connection with this offering or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus, or any free writing prospectus provided in connection with this offering or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Petros Pharmaceuticals, Inc., 1185 Avenue of the Americas, 3rd Floor, New York, New York 10036. You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or to anyone to whom it is unlawful to make such offer or solicitation.

S-19

PROSPECTUS

PETROS PHARMACEUTICALS, INC.
$100,000,000
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
RIGHTS
UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock or preferred stock or debt securities upon the exercise of warrants or rights.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplements and any related free writing prospectus will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus, any prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market, under the symbol “PTPI.” On January 28, 2021, the last reported sale price of our common stock on The Nasdaq Capital Market was $3.39 per share. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 6 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus and any related free writing prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 4, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock, preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with the offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement and any related free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement and any applicable free writing prospectus will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, any applicable free writing prospectus, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus and any accompanying prospectus supplement to this prospectus do not constitute an offer or solicitation to sell any securities other than the registered securities to which they relate, nor do this prospectus or any accompanying prospectus supplement to this prospectus constitute an offer or solicitation to sell securities in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context indicates otherwise, all references in this registration statement to “Petros,” the “Company,” “we,” “us” and “our” refer to Petros Pharmaceuticals, Inc.

RISK FACTORS SUMMARY

We are subject to a variety of risks and uncertainties. The following is a summary of the principal risks that we deem material to an investment in our securities, all of which are more fully described in, and should be read in conjunction with the section titled “Risk Factors” below.

Risks Related to Petros’ Business, Industry and Operations

•	Petros has incurred significant losses, and may continue to experience losses in the future, and there is substantial doubt as to Petros’ ability to continue as a going concern.

•	Petros is dependent on a single distributor for Stendra®, which product constitutes a substantial portion of Petros’ historic revenues. Additionally, Petros is reliant on third-party contract manufacturers to produce commercial quantities of its products and for the supply of the raw materials necessary to develop and manufacture its products.

•	Petros’ maintains a sublicense agreement for Stendra® with Vivus, Inc. (“Vivus”), pursuant to which Petros is dependent upon Vivus to maintain a license agreement with a third party. Additionally, Petros maintains a commercial supply agreement with Vivis for Stendra® and may be subject to substantial payment obligations. Furthermore, Vivus has granted a license to a third party to manufacture and distribute a generic version of Stendra® in the United States once it comes off patent.

•	Regulatory approval is limited by the Food and Drug Administration (the “FDA”) to those specific indications and conditions for which approval has been granted. Petros may be subject to fines, penalties, injunctions, or other enforcement actions if regulatory authorities determine that it is promoting any products for unapproved or “off-label” uses, resulting in reputational and business damage.

•	To the extent that any of our product candidates may be eligible, Petros may seek orphan drug designation from the FDA. However, there is no guarantee that Petros will be able to maintain this designation, receive this designation, or receive or maintain any corresponding benefits, including periods of exclusivity.

•	Petros may experience pricing pressure on the price of our products, including from private third-party payers and other managed care entities, such as pharmacy benefit managers, generic drug manufacturers, or from social or political activities, which would reduce our revenue and future profitability, if achieved.

•	Petros’ debt facility contains financial and operating restrictions that may limit its access to credit. In addition, Petros’ debt facility expires on December 1, 2021, and Petros may not be able to renew, extend or replace the expiring facility. If Petros fails to comply with covenants in its debt facility or if the facility is terminated, Petros may be required to immediately repay its indebtedness thereunder, which would have an adverse effect on its liquidity.

Risks Related to Petros Personnel

•	Because Petros is a small pharmaceutical company with limited resources, it may be unable to attract qualified personnel. Furthermore, Petros will need to expand its operations and increase its size, and it may experience difficulties in managing growth.

•	Petros may be adversely affected by any misconduct or improper activities on the part of its individual employees, principal investigators or consultants, or from cyberattacks and other security breaches could compromise our proprietary and confidential information.

Risks Related to Government Regulation and Legal Proceedings for Petros

•	Petros’ approved drug products are subject to ongoing obligations and continued regulatory review, which may result in significant additional expense. Additionally, drug products could be subject to labeling and other restrictions and market withdrawal, and Petros may be subject to penalties if it fails to comply with regulatory requirements or experiences unanticipated product problems. Similarly, Petros’ medical devices are subject to stringent regulatory oversight and any adverse regulatory action may adversely affect our financial condition and business operations.

•

Petros’ currently strategy to advance product candidates, including in clinical developments and through the FDA, may experience material delays, exceed anticipated costs, or may not be successful at all. Any delays or inability to successfully execute our strategy to advance product candidates and to commercialize our products may materially adversely affect our financial condition and results of operations.

•	Petros relies on third parties to conduct, supervise, and monitor preclinical studies and clinical trials, and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials or failing to comply with regulatory requirements.

•	Petros’ is subject to extensive regulatory oversight and regimes, including those implemented by the consumer protection and healthcare laws, the Food and Drug Administration, the FTC, and others, any violations of which could subject us to, among other things, product recalls, product liability and other litigation, criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.

•	Government regulations that mandate price controls and limitations on patient access to its products or establish prices paid by government entities or programs for such products may impact Petros’ business, and future results could be adversely affected by changes in such regulations or policies.

Risks Related to Petros’ Intellectual Property

•	If Petros fails to protect its intellectual property rights, its ability to pursue the development of its products would be negatively affected. Any legal action by Petros to protect or enforce its patents could be expensive and time consuming.

•	If Petros infringes the rights of third parties, it could be prevented from selling products and forced to pay damages and defend against litigation.

•	Petros may be subject to claims that its employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties.

•	Changes in trends in the pharmaceutical and medical device industries, including changes to market conditions, could adversely affect Petros’ operating results.

Risks Related to Petros’ Strategic Transactions

•	Acquisitions involve risks that could result in a reduction of our operating results, cash flows and liquidity.

Other Risks Related to Petros’ Business and Operations

•	Petros has concluded that there are material weaknesses in its internal control over financial reporting, which if not remediated, could materially adversely affect its ability to timely and accurately report its results of operations and financial condition. The accuracy of Petros’ financial reporting depends on the effectiveness of its internal controls over financial reporting.

•	The impact of the COVID-19 outbreak on Petros’ operations, and the operations of its partners, suppliers and logistics providers, could significantly disrupt its operations and may materially and adversely affect its business and financial conditions.

•	JCP III SM AIV, L.P. maintains the ability to control or significantly influence all matters submitted to Petros’ stockholders for approval.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

Petros is a pharmaceutical company focused on men’s health therapeutics with a full range of commercial capabilities including sales, marketing, regulatory and medical affairs, finance, trade relations, pharmacovigilance, market access relations, manufacturing, and distribution. On September 30, 2016, we acquired from Vivus (“the Vivus Transaction”) all of the rights to license, develop, market, sell, and distribute the drug avanafil (Stendra®) in the United States, Canada, South America, and India, including all assets related to, or necessary for, the exercise of such rights, such as licenses, trademarks, and intellectual property rights. The drug avanafil was initially developed by Mitsubishi Tanabe Pharma Corporation and the rights to avanafil were licensed to Vivus in December 2000. Stendra® (avanafil) was approved by the FDA in April 2012 to treat male erectile dysfunction. Petros has distribution agreements with the three largest pharmaceutical distributors (McKesson, Cardinal Health and AmerisourceBergen) as well as a direct purchase program for designated retail dispensing pharmacies within large urology group practices, enabling us to provide Stendra® to customers through most retail pharmacies in the United States. Petros seeks to make Stendra® the first oral ED prescription therapy available as an over-the-counter option.

Petros also markets its own line of erectile dysfunction (“ED”) products in the form of vacuum erection devices (“VED”) products through its subsidiaries, Timm Medical, Inc. (“Timm Medical”) and Pos-T-Vac, LLC (“PTV”). We plan to continue to grow the VED business both domestically and internationally. Petros believes that its potential domestic growth will come through the expansion of its distribution partner network, which currently includes national distributors such as SunMed and Vitalit, as well as a growing number of regional small-business distributors specialized in the urology landscape. Additionally, Petros intends to continue to leverage existing relationships with key clinician decision makers, offering direct purchase agreements for Centers of Excellence in prostate cancer and sexual health rehabilitation. This will allow for increased local purchase availability for consumers. We believe that potential international growth will come through additional work with existing customers to expand our current base of business while also working to unlock new international territories. In addition to expanding the distribution network, Petros is pursuing better use of the historical clinical data available regarding VEDs.

In addition to ED products, Petros is committed to identifying and developing other pharmaceuticals to advance men’s health. In March 2020, we acquired an exclusive global license to H100™ from Hybrid Medical LLC (“Hybrid”). H100™ is a novel and patented topical formulation candidate for the treatment of acute Peyronie’s disease. Peyronie’s disease is a condition that occurs upon penile tissue disruption often caused by sexual activity or injury, healing into collagen-based scars that may ultimately harden and cause penile deformity. Based on the studies cited further below, Peyronie’s disease may affect millions of men around the world, and there is no approved non-invasive treatment option. Based on current approved therapies, if approved, as of this date H100 would become the first and only clinically approved topical non-invasive formulation for the treatment of Peyronie’s disease. Petros has established its foundation for growth and, with the addition of H100 to the product portfolio and other pipeline opportunities for additional products, Petros believes that it can build an industry leading men’s health pharmaceutical company. Petros has no other product candidates and no other definitive license agreements at this time. However, Petros is engaged in discussions with viable, late stage therapeutic assets addressing male hormone replacement therapy, male infertility, BPH and prostate cancer, but has not entered into any binding agreements with respect thereto.

Corporate Information

Petros Pharmaceuticals, Inc. is a Delaware corporation with its principal business office at 1185 Avenue of the Americas, 3rd Floor, New York, New York 10036. Our telephone number is 973-242-0005 and our website can be found at www.petrospharma.com. Through our website, we will make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission, or SEC. Information contained on, or that can be accessed through, our website is not and shall not be deemed to be a part of this prospectus.

Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock, preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $100,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, as more fully described herein.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Please carefully consider the risk factors, such as the risk factors under the heading “Risk Factors” described in our periodic and current reports and our joint proxy/prospectus on Form S-4 filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement or free writing prospectus. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

Risks Related to Petros’ Business, Industry and Operations

Petros has incurred significant losses, and may continue to experience losses in the future.

Petros reported, based upon pro forma financial information for the merger of Metuchen Pharmaceuticals, LLC (“Metuchen”) and Neurotrope, Inc., an estimated net loss of $21.8 million during the year ended December 31, 2019 (including both the predecessor and successor periods reflecting the acquisition of a majority ownership interest in the Petros by JCP III SM AIV, L.P., an affiliated entity of Juggernaut Capital Partners LLP, our largest shareholder). Petros reported, based upon pro forma financial information as described above, an estimated net loss of $15.7 million during the nine months ended September 30, 2020. As of September 30, 2020, on a pro forma basis as described above, Petros had an accumulated deficit of $57.9 million. Petros cannot predict if it will achieve profitability soon or at all. Petros expects to continue to expend substantial financial and other resources on, among other things:

•	sales and marketing;

•	investments in hiring key personnel;

•	development, regulatory approval and commercialization of H100™ for the treatment of Peyronie’s disease; and

•	general administration, including legal, accounting and other expenses.

Petros may not generate sufficient revenue to offset such costs to achieve or sustain profitability in the future. Petros expects to continue to invest in its operations and product and business development to maintain and grow its current market position and to meet its expanded reporting and compliance obligations as a public company.

Petros expects its operating losses to continue in the near term in order to carry out its strategic objectives. Petros considers historical operating results, capital resources and financial position, and current projections and estimates as part of its plan to fund operations over a reasonable period of time.

Metuchen’s independent auditors expressed substantial doubt as to Metuchen’s ability to continue as a going concern.

Metuchen, a predecessor to Petros, prepared their audited financial statements for the year ended December 31, 2019 assuming that Metuchen would continue as a going concern and did not include any adjustments that might result if it ceased to continue as a going concern. Based on Metuchen’s recurring losses from operations and working capital deficiency, in their report dated May 16, 2020 with respect to Metuchen’s audited financial statements for the fiscal year ended December 31, 2019, Metuchen’s independent auditors included in their report an emphasis-of-matter paragraph expressing substantial doubt about Metuchen’s ability to continue as a going concern. The inclusion of a “going concern” paragraph in future reports of Petros’ independent auditors may make it more difficult for Petros to secure additional financing or enter into strategic relationships on terms acceptable to Petros, if at all, and may materially and adversely affect the terms of any financing that it might obtain.

Petros is dependent on a single distributor for Stendra®.

Although Petros has agreements with the three largest pharmaceutical distributors, it currently depends on McKesson to service those agreements. McKesson, on an exclusive basis, provides distribution of Stendra® to its own retail pharmacies and handles Petros’ distribution to Cardinal Health, Inc. and AmerisourceBergen Corporation. McKesson’s contract with us contains a provision that allows McKesson to terminate the contract for convenience upon one hundred eighty (180) days prior notice. If McKesson terminates its contract with Petros, or is otherwise unable or unwilling to perform under its contract, Petros’ business and revenues will be adversely affected unless and until it can identify a suitable replacement.

Petros recorded revenues of approximately $11.1 million from sales of Stendra® in 2019, which accounted for 71.3% of Petros’ total revenues in 2019, and recorded revenues of approximately $4.1 million from sales of Stendra® in during the first nine months of 2020, which accounted for 62.2% of Petros’ total revenues in the first nine months of 2020.

The success of Petros’ business currently depends on the successful continued commercialization of its main product, Stendra®, which is marketed, distributed and sold under a license agreement from Vivus. Petros may not be successful in commercializing Stendra® beyond its current level. Additionally, if Stendra® were to become subject to problems such as loss of patent protection, changes in prescription growth rates, material product liability litigation, unexpected side effects, regulatory proceedings, publicity affecting doctor or patient confidence, pressure from existing competitive products, changes in labeling, pricing and access pressures, supply shortages or, if a new, more effective treatment should be introduced, there would be an adverse impact on Petros’ revenues, which could be significant.

Petros’ license agreement for Stendra® is a sublicense that is dependent on Vivus’s license agreement with a third party.

Revenues from Stendra® represent a significant percentage of Petros’ overall revenues. Petros’ rights to market, distribute and sell avanafil (the active ingredient in Stendra®) are granted under a license agreement that it entered into with Vivus on September 30, 2016 (the “Vivus License”), which is a sublicense under Vivus’s license agreement with the owner of the Stendra® patent, Mitsubishi Tanabe Pharma Corporation (“MTPC”). The license agreement between MTPC and Vivus (the “MTPC License”) contains certain termination rights that would allow MTPC to terminate the agreement if Vivus were to breach any of the terms of the MTPC License or become insolvent or bankrupt.

In the event that MTPC terminates the MTPC License with Vivus because of any contractual breach, Petros has step-in rights with MTPC, which would allow Petros to continue to sell Stendra®.

Petros is subject to the terms of a commercial supply agreement with Vivus and may be subject to substantial payment obligations thereunder.

In addition to the Vivus License, Petros entered into a commercial supply agreement with Vivus for Stendra® on September 30, 2016 (the “Supply Agreement”), which requires Petros to purchase certain minimum quantities of Stendra® in each year of the Supply Agreement term. In connection with the Supply Agreement, Vivus has claimed a shortfall of approximately $9.3 million with respect to Petros’ minimum purchase requirements in 2018 and 2019. Vivus also claims that Petros is responsible for the costs owed by Vivus to CVS Pharmacy in connection with returns of Stendra® in the amount of approximately $6.5 million that were delivered to CVS Pharmacy and later returned. Petros is currently in negotiations to determine the amounts ultimately owed to Vivus, but it may be responsible for payments of approximately $15.6 million. If required to pay these amounts to Vivus, this may adversely affect the financial condition of Petros. During the nine months ended September 30, 2020, Petros did not purchase any minimum quantities of Stendra.

A failure of Vivus to perform its obligations under the Supply Agreement or any cancellation of its obligations thereunder would have a material adverse effect on Petros’ business and operations.

Petros obtains its supply of Stendra® from Vivus pursuant to the Supply Agreement. In December of 2020, Vivus obtained approval of an in-court prepackaged plan of reorganization, under which IEH Biopharma LLC (“IEH”) obtained 100% ownership of Vivus (the “Prepackaged Plan”), and IEH assumed VIVUS’ contractual obligations under the Supply Agreement.

Although IEH’s acquisition of VIVUS may bring stability to its operations and reduce the risk of non-performance of its contractual obligations, including the Vivus Sublicense and the Supply Agreement, there is no assurance that IEH will cause Vivus to continue to perform its contractual obligations. If Vivus cancels the Vivus Sublicense or Supply Agreement or otherwise causes such obligations not to be performed, Petros may be unable to obtain sufficient quantities of Stendra®, which would reduce Petros’ ability to make sales and materially and adversely affect its business and results of operations.

Vivus has granted a license to Hetero USA, Inc. and Hetero Labs Limited to manufacture and commercialize the generic version of Stendra® in the United States once it comes off patent.

On January 3, 2017, Vivus granted Hetero USA, Inc. and Hetero Labs Limited (collectively, “Hetero”) a license to manufacture and commercialize the generic version of Stendra® described in its abbreviated new drug application (“ANDA”) filing in the United States as of the date that is the later of (a) October 29, 2024, which is 180 days prior to the expiration of the last to expire of the patents-in-suit, or (b) the date that Hetero obtains final approval from FDA of the Hetero ANDA.

Future competition from generic versions could negatively impact the sales volume of Stendra®, and prices for pharmaceutical products typically decline following generic entry onto the market. The date on which generic competition with Stendra® begins may be different from the date that the patent or regulatory exclusivity expires, and instead may occur upon the loss or expiration of patent protection or upon the “at-risk” launch (despite pending patent infringement litigation against the generic product) by a generic manufacturer of a generic version of Stendra®. If that should occur, Petros could lose a significant portion of revenues for Stendra® which could adversely affect its business, financial condition and results of operations.

Petros relies on a combination of several different channels to promote its products to physicians and patients in the United States and internationally.

Petros currently relies on a variety of channels to market and sell its products, including:

•	sales representatives who promote Stendra® directly to high-volume physician prescribers of ED therapies and target physicians at trade associations;

•	online digital strategies, including search engine optimization and targeted advertisements, target physicians and consumers;

•	targeting of managed care organizations to deliver value-based contracts and improve placement for Stendra® on approved drug lists;

•	collaboration with specialty pharmacies that provide personalized service to physicians and patients, including discreet shipping to patients’ homes; and

•	direct marketing of our medical devices to urology offices domestically and internationally.

Petros will continue to depend on these strategies, partners and distribution channels in order to promote and sell its products. Petros cannot assure you that these strategies will enable it to successfully market and sell its products. Failure to successfully market and sell its products would have a material adverse effect on Petros’ business, financial condition and results of operations.

Petros is substantially dependent on a limited number of commercial products. Any difficulties or delays in product manufacturing, regulatory compliance, sales or marketing could affect Petros’ future results.

Petros’ ability to achieve its business objectives is directly dependent on its ability to get its products to market, and any delays or difficulties in manufacturing, regulatory compliance, sales or marketing could have an adverse impact, including but not limited to the following types of events:

•	failure to predict market demand for, or to gain market acceptance of, approved products;

•	failure to comply with applicable regulatory requirements, which could result in costly and disruptive enforcement actions, or otherwise require costly and disruptive corrective actions;

•	delays, unavailability, or undetected defects with respect to product manufacturing materials;

•	failure to maintain appropriate quality standards throughout the internal and external supply network or comply with current good manufacturing practices (“cGMPs”) or other regulations;

•	failure to establishment and maintain of adequate healthcare coverage and reimbursement;

•	failure to establish and maintain market demand and acceptance for Petros’ products through marketing and sales activities, and any other arrangements to promote these products;

•	failure to adequately train sales and marketing personnel regarding regulatory compliance matters and any exposure that Petros may face due to noncompliance of such personnel;

•	failure to establish and maintain agreements with wholesalers, distributors, and group purchasing organizations on commercially reasonable terms;

•	failure to manufacture products in sufficient quantities and at acceptable quality and manufacturing cost to meet commercial demand;

•	failure to effectively compete with other products on the market;

•	failure to maintain a continued acceptable product safety and efficacy profile;

•	interruptions to supply chain continuity or commercial operations as a result of man-made or natural disasters; and

•	failure to maintain supply chain integrity against intentional and criminal acts.

The FDA may determine that Petros’ products or product candidates have undesirable side effects that could result in regulatory action, impede commercialization, or delay or prevent their regulatory approval.

Undesirable side effects caused by Petros’ products or product candidates could adversely and materially harm the business. Undesirable side effects could limit Petros’ ability to commercialize the products, could result in product liability suits, and could result in regulatory actions, such as, but not limited to withdrawal of the products from the market, withdrawal of marketing approvals, safety communications or warnings, revisions to product labeling to add warnings or other precautions, or prompt regulators to require that Petros implement risk mitigation steps, such as post-approval studies, Risk Evaluation and Mitigation Strategy (“REMS”), and/or other strategies. Undesirable side effects could impact the ability of the Petros to complete product development, may require that development be limited to certain uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective, could cause Petros, an Institutional Review Board (“IRB”), or other reviewing entities or regulatory authorities to interrupt, delay, or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or other comparable foreign authorities. Undesirable side effects caused by or any unexpected characteristics for product candidates could also result in denial of regulatory approval by the FDA or other comparable foreign authorities for any or all targeted indications or the inclusion of unfavorable information in product labeling, such as limitations on the indicated uses or populations for which the products may be marketed or distributed, a label with significant safety warnings, including boxed warnings, contraindications, and precautions, a label without statements necessary or desirable for successful commercialization, or may result in requirements for costly post-marketing testing and surveillance, or other requirements, including REMS, to monitor the safety or efficacy of the products. Should any of the foregoing occur, Petros’ business, financial condition or results of operations may be materially harmed.

Petros relies on third-party contract manufacturers to produce commercial quantities of its products.

Petros currently only has facilities to assemble its VED products, and therefore must rely on qualified third-party contract manufactures with appropriate facilities and equipment to contract manufacture commercial quantities of products. Petros also relies on contract manufacturers to produce quantities of its product candidates to support its development programs. Petros expects to pursue additional contract manufacturing for certain of its products in the future. Any performance failure on the part of its contract manufacturers could delay production or delivery of any approved products and could delay product candidate development programs, depriving Petros of potential product revenue and resulting in development programs taking longer than planned. Failure by Petros’ contract manufacturers to achieve and maintain high manufacturing standards could result in patient injury or death, product recalls or withdrawals, delays or failures in testing or delivery, delays in development programs, withdrawals of marketing approvals, refusal of regulatory authorities to approve new marketing applications or supplements, cost overruns or other problems that could materially adversely affect its business. Contract manufacturers may encounter difficulties involving production yields, quality control and quality assurance.

These third-party contract manufacturers are also subject to cGMP and/or the FDA’s Quality System Regulation (“QSR”) regulations, which impose extensive procedural and documentation requirements. The FDA and corresponding state and foreign agencies perform ongoing periodic unannounced inspections to ensure strict compliance with cGMP/QSR and other applicable government regulations. Prior to approving a marketing application, manufacturers will also need to validate their manufacturing process. The FDA will also inspect the proposed manufacturing facilities to confirm that they can produce products meeting the FDA’s regulatory standards. Failure to comply with these requirements may subject Petros to possible legal or regulatory actions, such as warning letters, suspension of manufacturing, seizure of product, injunctions, debarment, voluntary recall of a product or failure to secure product approvals, any of which could have a material adverse effect on Petros’ business, financial condition and results of operations. Beyond contractual remedies that may be available to it, Petros does not have control over third-party manufacturers’ compliance with these regulations and standards.

If, for any reason, Petros’ contract manufacturers cannot perform as agreed, it may be required to replace them. Although Petros believes there are a number of potential replacements, it may incur added costs and delays in identifying and qualifying any such replacements. Petros may compete with other companies for access to manufacturing facilities that can produce products in accordance with the FDA’s regulatory standards. If third party manufacturers should cease to continue to provide manufacturing services for any reason, Petros likely would experience delays in obtaining sufficient quantities of its products and product candidates to meet commercial demand or advance its development programs. Third-party facilities may also be affected by natural disasters, such as floods or fire, health pandemics or outbreaks, or such facilities could face manufacturing issues, such as contamination or regulatory findings following a regulatory inspection of such facility. In such instances, Petros may need to locate an appropriate replacement third-party relationship, which may not be readily available or on acceptable terms, which would cause additional delay and increased expense. The addition of a new or alternative manufacturer may also require FDA approvals and may have a material adverse effect on our business.

The inability of a manufacturer to ship orders of our products in a timely manner or to meet quality standards could cause Petros to miss the delivery date requirements of its customers for those items, which could result in cancellation of orders, refusal to accept deliveries or a reduction in purchase prices, any of which could have a material adverse effect as Petros’ revenue would decrease and it would incur net losses as a result of sales of the product, if any sales could be made.

Petros relies on third parties for the supply of the raw materials necessary to develop and manufacture its products.

Petros is dependent on third parties for the supply of the raw materials necessary to develop and manufacture its products, including the active and inactive pharmaceutical ingredients used in its products. Petros is required to identify the supplier of all the raw materials for all FDA-approved products that it acquires from others. If raw materials for a particular product become unavailable from an approved supplier specified in a drug application, Petros would be required to qualify a substitute supplier with the FDA and, depending on the supplier, provide the FDA with notice or receive FDA approval for the supplier, which would likely delay or interrupt manufacturing of the affected product. Failure of suppliers to meet the applicable regulatory standards could also result in enforcement actions against such suppliers or Petros.

These third parties include foreign suppliers. Arrangements with international raw material suppliers are subject to, among other things, FDA regulation, various import duties, foreign currency risk and other government clearances. Acts of governments outside and within the United States may affect the price or availability of raw materials needed for the development or manufacture of Petros’ products. In addition, any changes in patent laws in jurisdictions outside the United States may make it increasingly difficult to obtain raw materials for research and development prior to the expiration of the applicable U.S. or foreign patents.

Shortages in or interruptions in the supply of raw materials could potentially delay Petros’ development programs or result in insufficient product quantities to meet commercial demand. Third-party manufacturers’ failure to obtain the raw materials necessary to manufacture sufficient quantities of products and product candidates may have a material adverse effect on Petros’ business.

Changes in product or product candidate manufacturing or formulation may result in additional costs or delay.

Any changes to product or product candidate manufacturing or formulation may materially impact Petros’ business. For approved products, manufacturing changes may require reporting to and/or approval from the applicable regulatory authorities, including the FDA. Regulatory authorities may require substantial, time consuming, and costly manufacturing work as well as studies to support such changes. Any such changes may also not accomplish the intended outcome. Additionally, changes to product candidate manufacturing during product development may also adversely impact the development program. Changes could cause product candidates to perform differently and affect the results of future studies. Such changes may also require additional testing, studies, FDA notification, or FDA approval.

Regulatory approval is limited by the FDA to those specific indications and conditions for which approval has been granted. Petros may be subject to fines, penalties, injunctions, or other enforcement actions if regulatory authorities determine that it is promoting any products for unapproved or “off-label” uses, resulting in reputational and business damage.

Petros must comply with requirements concerning advertising and promotion of FDA regulated products. Promotional communications with respect to therapeutics are subject to a variety of legal and regulatory restrictions and continuing review by the FDA, Department of Justice, the Department of Health and Human Services’ Office of Inspector General, state attorneys general, members of Congress, and the public. When the FDA or comparable foreign regulatory authorities issue regulatory approval, the approval is limited to those specific uses and indications for which a product is approved. Companies may not market or promote products for those indications and uses, for which the product has not received approval. For devices exempt from Section 510(k) of the Food, Drug and Cosmetic Act of 1938, as amended (the “FDCA”), such as Petros’ VED devices, FDA requires that companies promote such products consistent with the relevant device classification. Claims outside the scope of the 510(k)-exempt classification would be considered “off-label” and trigger the requirement for a new 510(k) or other premarket submission to FDA. Companies must also be able to sufficiently substantiate any product claims and must abide by the FDA’s strict requirements regarding the content of promotions and advertising.

While physicians may choose to prescribe products for uses that are not described in the product’s labeling and for uses that differ from those tested in clinical studies and approved by the regulatory authorities, companies are prohibited from marketing and promoting the products for indications and uses that are not specifically approved by the FDA or, for 510(k)-exempt devices, are outside the scope of the relevant device classification. If Petros is found to have impermissibly promoted any product, it may become subject to significant liability and government fines. The FDA and other agencies actively enforce the laws and regulations regarding product promotion, particularly those prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted a product may be subject to significant sanctions. The federal government has levied large civil and criminal fines against companies for alleged improper promotion and has enjoined several companies from engaging in off-label promotion. The FDA has also requested that companies enter into consent decrees of permanent injunctions under which specified promotional conduct is changed or curtailed.

In the United States, engaging in the impermissible promotion of products for off-label uses can also subject a company to false claims and other litigation under federal and state statutes, including fraud and abuse and consumer protection laws. Such litigation can lead to civil and criminal penalties and fines, agreements with governmental authorities that materially restrict a company’s business through, for example, corporate integrity agreements, suspension or exclusion from participation in federal and state healthcare programs, suspension and debarment from government contracts, and refusal of orders under existing government contracts. These false claims statutes include the federal civil False Claims Act, which allows any individual to bring a lawsuit against a company on behalf of the federal government alleging submission of false or fraudulent claims, or causing others to present such false or fraudulent claims, for payment by a federal program such as Medicare or Medicaid. If the government decides to intervene and prevails in the lawsuit, the individual will share in the proceeds from any fines or settlement funds. If the government declines to intervene, the individual may pursue the case alone. These False Claims Act lawsuits have increased significantly in volume and breadth, leading to several substantial civil and criminal settlements, up to $3.0 billion, pertaining to certain sales practices and promoting off-label uses. In addition, False Claims Act lawsuits may expose sponsors to follow-on claims by private payers based on fraudulent marketing practices. This growth in litigation has increased the risk that companies will have to defend a false claim action, and pay settlements fines or restitution, as well as criminal and civil penalties, agree to comply with burdensome reporting and compliance obligations, and be excluded from Medicare, Medicaid, or other federal and state healthcare programs.

In the United States, the distribution of drug product samples to physicians must further comply with the requirements of the U.S. Prescription Drug Marketing Act, and the promotion of pharmaceutical products are subject to additional FDA requirements and restrictions on promotional statements. If the FDA determines that promotional activities violate its regulations and policies pertaining to product promotion, it could request the modification of promotional materials or could subject a company to regulatory or other enforcement actions, including issuance of warning letters or untitled letters, suspension or withdrawal of an approved product from the market, requests for recalls, payment of civil fines, disgorgement of money, imposition of operating restrictions, injunctions or criminal prosecution, and other enforcement actions.

To the extent that any of our product candidates may be eligible, Petros may seek orphan drug designation from the FDA. However, there is no guarantee that Petros will be able to maintain this designation, receive this designation, or receive or maintain any corresponding benefits, including periods of exclusivity.

To the extent eligible, Petros may seek orphan drug designation for its product candidates. While orphan drug designation would provide Petros with certain advantages, it neither shortens the development time or regulatory review time of a product candidate nor gives the product candidate any advantage in the regulatory review or approval process.

Generally, if a product candidate with orphan drug designation subsequently receives marketing approval before another product considered by the FDA to be the same, for the same orphan indication, the product is entitled to a period of marketing exclusivity, which precludes the FDA from approving another marketing application for the same drug for the same indication for seven years.

Petros may not be able to obtain any future orphan drug designations. Orphan drug designations do not guarantee that Petros will be able to successfully develop its product candidates or maintain any orphan drug designations. For instance, orphan drug designations may be revoked if the FDA finds that the request for designation contained an untrue statement of material fact or omitted material information, or if the FDA finds that the product candidate was not eligible for designation at the time of the submission of the request.

Moreover, even if Petros is able to receive and maintain orphan drug designations, it may ultimately not receive any period of regulatory exclusivity if the product candidate is approved. For instance, Petros may not receive orphan product regulatory exclusivity if the indication for which it receives FDA approval is broader than the orphan drug designation. Orphan exclusivity may also be lost for the same reasons that orphan drug designation may be lost. Orphan exclusivity may further be lost if Petros is unable to assure a sufficient quantity of the product to meet the needs of patients with the rare disease or condition.

Even if Petros obtains orphan exclusivity, that exclusivity may not effectively protect the product from competition, as different products can be approved for the same condition or products that are the same can be approved for different conditions. Even after an orphan product is approved, the FDA can also subsequently approve a product containing the same principal molecular features for the same condition if the FDA concludes that the later product is clinically superior. The FDA may further grant orphan drug designation to multiple sponsors for the same compound or active molecule and for the same indication. If another sponsor receives FDA approval for such product before Petros does, Petros would be prevented from launching its product in the United States for the orphan indication for a period of at least seven years unless it can demonstrate clinical superiority. Moreover, third-party payors may reimburse for products off-label even if not indicated for the orphan condition.

Petros may experience pricing pressure on the price of our products due to social or political pressure to lower the cost of drugs, which would reduce our revenue and future profitability, if achieved.

Federal and state health care programs are increasingly focused on the price of prescription drugs and medical devices, including the expanded use of mandatory rebates and discounts and measures that penalize or prohibit price increases over inflation rates. Public and private third-party payers also may not consider Stendra® or our other products to be medically necessary when prescribed for ED and may decline to cover it. Recent events have resulted in increased public and governmental scrutiny of the cost of drugs, especially in connection with price increases following companies’ acquisitions of the rights to certain drug products. In particular, U.S. federal prosecutors recently issued subpoenas to a pharmaceutical company seeking information about its drug pricing practices, among other issues, and members of the U.S. Congress have sought information from certain pharmaceutical companies relating to post-acquisition drug-price increases. Petros’ revenue and future profitability, if achieved, could be negatively affected if these inquiries were to result in legislative or regulatory proposals that limit its ability to increase the prices of its products.

Pressure from social activist groups and future government regulations may also put downward pressure on the price of drugs, which could result in downward pressure on the prices of Petros’ products in the future.

Private third-party payers and other managed care entities, such as pharmacy benefit managers, continue to take action to manage the utilization of drugs and control the cost of drugs and medical devices.

Consolidation among managed care organizations (“MCOs”) has increased the negotiating power of MCOs and other private third-party payers. Private third-party payers increasingly employ formularies to control costs by taking into account discounts in connection with decisions about formulary inclusion or favorable formulary placement. Failure to obtain or maintain timely adequate pricing or favorable formulary placement for our products, or failure to obtain such formulary placement at favorable pricing, could adversely impact revenue. Private third-party payers, including self-insured employers, often implement formularies with copayment tiers to encourage utilization of certain drugs and have also been raising co-payments required from beneficiaries, particularly for branded pharmaceuticals and biotechnology products Managed care also establishes formularies to control the cost of medical supplies. Payers may limit the number of drugs covered in the therapeutic class or sources in supply categories, cover only generic alternatives to drugs in the class, or impose restrictions on reimbursement of a particular drug or drugs in a class or a particular medical device.

Private third-party payers are also implementing new initiatives like so-called “copay accumulators” (policies that provide that the value of copay assistance does not count as out-of-pocket costs that are applied toward deductibles) that can shift more of the cost burden to manufacturers and patients. This cost shifting has increased consumer interest and input in medication choices, as they pay for a larger portion of their prescription costs and may cause consumers to favor lower cost generic alternatives to branded pharmaceuticals. As the U.S. payer market consolidates further and as more drugs become available in generic form, biopharmaceutical companies may face greater pricing pressure from private third-party payers, who will continue to drive more of their patients to use lower cost generic alternatives.

Products may face competition from generic drug products and other similar drug products.

If the FDA or comparable foreign regulatory authorities approve generic or similar versions of any of Petros’ products, the sales of Petros’ products could be adversely affected. If the Stendra® NDA is approved, the product may become the “reference listed drug” in the FDA’s Orange Book. Other applicants may then seek approval of generic versions of the product through submission of ANDAs in the United States. In support of an ANDA, a generic applicant would not need to conduct full clinical studies. Rather, the applicant generally must show that its product has the same active ingredient(s), dosage form, strength, route of administration, conditions of use and labeling, among other commonalities, as the reference listed drug and that the generic version is bioequivalent to the reference listed drug, meaning it is available at the site of action at the same rate and to the same extent as the reference listed drug. Generic products may be significantly less costly to bring to market than the reference listed drug and companies that produce generic products are generally able to offer them at lower prices, and are generally preferred by third party payers. As a result, the FDA, executive administrations and Congress have taken steps to encourage increased generic drug competition in the market in an effort to bring down drug costs. The recent change in administration and control of the U.S. Senate may result in initiatives to further such competition or downward pricing.

Following the introduction of a generic drug, a significant percentage of the sales of any branded product or reference listed drug is typically lost to the generic product. Moreover, in addition to generic competition, Petros could face competition from other companies seeking approval of drug products that are similar to the Company’s drug products using the 505(b)(2) regulatory pathway. Such applicants may be able to rely on Petros’ products, other approved drug products or published literature to develop drug products that are similar to Petros’. The introduction of similar drug products could expose our products to increased competition.

Any ANDA or 505(b)(2) applicants would need to submit patent certification statements with their applications for patents that are listed in the FDA’s Orange Book. There are detailed rules and requirements regarding the patents that may be submitted to the FDA for listing in the Orange Book. Petros may be unable to obtain patents covering its products that contain one or more claims that satisfy the requirements for listing in the Orange Book. Patents not listed in the Orange Book would not receive the protections provided by the Hatch Waxman Act.

Moreover, if an ANDA or 505(b)(2) applicant files a paragraph IV challenge to any patents that Petros may list in the FDA’s Orange Book and the Company does not file a patent infringement lawsuit within 45 days of receiving notice of a paragraph IV certification, the ANDA or 505(b)(2) applicant would not be subject to a 30-month stay. Litigation or other proceedings to enforce or defend intellectual property rights, however, would likely be complex in nature, may be expensive and time consuming, may divert management’s attention, and may result in unfavorable results.

Moreover, if any product candidate does not receive any anticipated periods of regulatory exclusivity, that product candidate may face generic or 505(b)(2) product competition sooner than anticipated, which could materially and adversely impact Petros’ business. Finally, there are already generic versions of other erectile dysfunction drugs on the market against which the Petros drug product competes. As generic products, these products are priced below Petros’, presenting the risk that patients and their physicians will opt for those products instead of the Petros brand product.

The business that Petros conducts outside the United States may be adversely affected by international risk and uncertainties.

Although Petros’ operations are based in the United States, it conducts certain business outside the U.S. and expects to continue to do so in the future. Currently, Petros possesses the rights to license, develop, market, sell and distribute Stendra® in Canada, South America, and India, and its VED products are also marketed internationally. The active pharmaceutical ingredient for Stendra® is produced in France and shipped to the United States in tablet form for packaging. One of the manufacturers of our medical devices is based in China, and Petros expects to expand contract manufacturing for certain of its products in Europe, the Middle East, and Northern Africa in the future. Any business that it conducts outside the United States will be subject to additional risks that may materially adversely affect its ability to conduct business in international markets, including:

•	the ability to receive any required regulatory authorizations to commercialize products internationally and the ability to comply with international regulatory requirements;

•	potentially reduced protection for intellectual property rights in certain other countries;

•	unexpected changes in tariffs, trade barriers and regulatory requirements;

•	economic weakness, including inflation or political instability, in particular foreign economies and markets;

•	workforce uncertainty in countries where labor unrest is more common than in the United States;

•	production shortages resulting from any events affecting a product candidate and/or finished drug product supply or manufacturing capabilities abroad;

•	business interruptions resulting from geo-political actions, including war and terrorism or natural disasters, including earthquakes, hurricanes, typhoons, floods and fires; and

•	failure to comply with Office of Foreign Asset Control rules and regulations and the Foreign Corrupt Practices Act (“FCPA”).

These factors or any combination of these factors may adversely affect our revenue or our overall financial performance.

Petros’ debt facility contains financial and operating restrictions that may limit its access to credit. In addition, Petros’ debt facility expires on December 1, 2021, and Petros may not be able to renew, extend or replace the expiring facility. If Petros fails to comply with covenants in its debt facility or if the facility is terminated, Petros may be required to immediately repay its indebtedness thereunder, which would have an adverse effect on its liquidity.

Provisions governing Petros’ debt facility impose restrictions on its ability to operate, including, for some of the agreements and instruments, but not for others, its ability to:

•	incur capital expenditures;

•	incur additional debt;

•	pay dividends and make distributions;

•	redeem or repurchase capital stock;

•	create liens;

•	enter into transactions with affiliates; and

•	merge or consolidate with or into other entities.

Petros’ debt facility also contains other financial and non-financial covenants. Petros may not be able to comply with these covenants in the future. Petros’ failure to comply with these covenants may result in the declaration of an event of default, which, if not cured or waived, may result in the acceleration of the maturity of indebtedness outstanding under the debt facility, and require Petros to pay all amounts outstanding. Such an event may also lead Petros’ lender to exercise its security interest in its assets. If an event of default occurs, Petros may not be able to cure it within any applicable cure period, if at all. If the maturity of Petros’ indebtedness is accelerated, it may not have sufficient funds available for repayment or it may not have the ability to borrow or obtain sufficient funds to replace the accelerated indebtedness on terms acceptable to Petros, or at all.

Risks Related to Petros Personnel

Because Petros is a small pharmaceutical company with limited resources, it may be unable to attract qualified personnel.

Because of the specialized nature of its business, Petros’ ability to develop products and to compete with its current and future competitors largely depends upon its ability to attract, retain and motivate highly-qualified managerial, marketing, consulting and scientific personnel. Petros faces intense competition for qualified employees and consultants from biopharmaceutical companies, research organizations and academic institutions. Attracting, retaining or replacing these personnel on acceptable terms may be difficult and time-consuming given the high demand in its industry for similar personnel. There is intense competition for qualified personnel in this business sector, and we cannot assure you that Petros will be able to attract the qualified personnel necessary for the development of its business.

Petros will need to expand its operations and increase its size, and it may experience difficulties in managing growth.

As Petros increases the number of products it owns or has the right to sell, it may need to increase personnel headcounts with respect to sales, marketing, product development, scientific, or administrative departments. In addition, to meet its obligations as a public company, it will need to increase its general and administrative capabilities. The management, personnel and systems currently in place may not be adequate to support this future growth. The need to effectively manage its operations, growth and various projects requires that it:

•	successfully attract and recruit new employees with the required expertise and experience;

•	successfully grow marketing, distribution and sales infrastructure; and

•	continue to improve operational, manufacturing, financial and management controls, reporting systems and procedures.

If Petros is unable to manage this growth and increased complexity of operations, its business may be adversely affected.

Petros may be adversely affected by any misconduct or improper activities on the part of its individual employees, principal investigators or consultants.

Petros is exposed to the risk that any of its employees, principal investigators and consultants may engage in fraudulent conduct or other illegal activity. Although Petros has adopted a code of conduct applicable to all of its employees, it is not always possible to identify and deter misconduct by employees and other third parties, and the precautions it takes to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting it from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. Misconduct by these parties could include intentional, reckless and/or negligent conduct or other unauthorized activities that violate the regulations of the FDA and other regulatory authorities, including those laws requiring the reporting of true, complete and accurate information to such authorities; healthcare fraud and abuse laws and regulations in the United States and abroad; or laws that require the reporting of financial information or data accurately. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. These laws also involve the improper use of information obtained in the course of clinical trials or creating fraudulent data in Petros’ nonclinical studies or clinical trials, which could result in regulatory sanctions and cause serious harm to Petros’ reputation.

Additionally, Petros is subject to the risk that a person could allege such fraud or other misconduct, even if none occurred. If any such actions are instituted against Petros, and it is not successful in defending itself or asserting its rights, those actions could have a significant impact on its business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of Petros’ operations, any of which could adversely affect its ability to operate its business and results of operations.

Cyberattacks and other security breaches could compromise our proprietary and confidential information, which could harm our business and reputation.

In the ordinary course of our business, Petros generates, collects and stores proprietary information, including intellectual property and business information. The secure storage, maintenance, and transmission of and access to this information is important to our operations and reputation. Computer hackers may attempt to penetrate our computer systems and, if successful, misappropriate our proprietary and confidential information including e-mails and other electronic communications. In addition, an employee, contractor, or other third party with whom we do business may attempt to obtain such information, and may purposefully or inadvertently cause a breach involving such information. While we have certain safeguards in place to reduce the risk of and detect cyberattacks, our information technology networks and infrastructure may be vulnerable to unpermitted access by hackers or other breaches, or employee error or malfeasance. Any such compromise of our data security and access to, or public disclosure or loss of, confidential business or proprietary information could disrupt our operations, damage our reputation, provide our competitors with valuable information and subject us to additional costs, which could adversely affect our business.

Risks Related to Government Regulation and Legal Proceedings for Petros

Petros’ approved drug products are subject to ongoing obligations and continued regulatory review, which may result in significant additional expense. Additionally, drug products could be subject to labeling and other restrictions and market withdrawal, and Petros may be subject to penalties if it fails to comply with regulatory requirements or experiences unanticipated product problems.

Drug products approved by the applicable regulatory authorities for commercialization are subject to extensive and ongoing requirements of and review by the FDA and other regulatory authorities, including requirements related to the manufacturing processes, post-approval clinical data, labeling, packaging, distribution, adverse event reporting, storage, recordkeeping, export, import, advertising, marketing, and promotional activities for such product. These requirements further include submissions of safety and other post-marketing information, including manufacturing deviations and reports, registration and listing requirements, the payment of annual fees, continued compliance with cGMPs relating to manufacturing, quality control, quality assurance, and corresponding maintenance of records and documents, requirements regarding the distribution of samples to physicians and GCPs for any clinical trials conducted following approval.

Product sponsors and their collaborators, including contract manufacturer, could be subject to periodic unannounced inspections by the FDA to monitor and ensure compliance with cGMPs and other FDA regulatory requirements. Later discovery of previously unknown adverse events or that the product is less effective than previously thought or other problems with products, manufacturers or manufacturing processes, or failure to comply with regulatory requirements both before and after approval, may yield various results, including:

•	restrictions on manufacturing or distribution, or marketing of such products;

•	restrictions on the labeling, including restrictions on the indication or approved patient population, and required additional warnings, such as black box warnings, contraindications, and precautions;

•	modifications to promotional pieces;

•	issuance of corrective information;

•	requirements to conduct post-marketing studies or other clinical trials;

•	clinical holds or termination of clinical trials;

•	requirements to establish or modify a REMS or a similar strategy;

•	changes to the way the product is administered;

•	liability for harm caused to patients or subjects;

•	reputational harm;

•	the product becoming less competitive;

•	warning, untitled, or cyber letters;

•	suspension of marketing or withdrawal of the products from the market;

•	regulatory authority issuance of safety alerts, Dear Healthcare Provider letters, press releases, or other communications containing warnings or other safety information about the product;

•	refusal to approve pending applications or supplements to approved applications;

•	recalls of products;

•	fines, restitution or disgorgement of profits or revenues;

•	suspension or withdrawal of marketing approvals;

•	refusal to permit the import or export of products;

•	product seizure or detention;

•	FDA debarment, suspension and debarment from government contracts, and refusal of orders under existing government contracts, exclusion from federal healthcare programs, consent decrees, or corporate integrity agreements; or

•	injunctions or the imposition of civil or criminal penalties, including imprisonment.

Any of these events could prevent Petros from achieving or maintaining market acceptance of its products or could substantially increase the costs and expenses of developing and commercializing products. Any of these events could further have other material and adverse effects on Petros’ operations and business.

The FDA’s policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of product candidates, that could limit the marketability of products, or that could impose additional regulatory obligations on Petros.

Petros’ medical devices are subject to stringent regulatory oversight and any adverse regulatory action may adversely affect our financial condition and business operations.

Medical device products, development activities and manufacturing processes are subject to extensive and rigorous regulation by numerous government agencies, including the FDA and comparable foreign agencies. To varying degrees, each of these agencies monitors and enforces our compliance with laws and regulations governing the development, testing, manufacturing, labeling, marketing and distribution of medical devices.

Although Petros’ devices are exempt from 510(k) clearance requirements, they were originally approved under a 510(k) clearance. However, since 2004, the FDA no longer requires a 510(k) submission for Class II external rigidity devices. The process of obtaining marketing approval, authorization, or clearance from the FDA and comparable foreign regulatory agencies for new products, or for enhancements or modifications to existing products, could take a significant amount of time, require the expenditure of substantial financial and other resources, and require rigorous and expensive pre-clinical and clinical testing. Additionally, the FDA could impose limitations on the indications for use of our products. Should Petros pursue FDA clearance, authorization, or approval for a new device or device modification, it cannot be certain that it will receive required clearance, authorization, or approval from the FDA and foreign regulatory agencies for new products or modifications to existing products on a timely basis or at all. The failure to receive clearance, authorization, or approval for significant new products or modifications to existing products on a timely basis or at all could have a material, adverse effect on Petros’ financial condition and results of operations.

Both before and after a medical device product is commercially released, Petros has ongoing responsibilities under FDA and foreign regulations. For example, Petros is required to comply with QSR, which sets forth the good manufacturing requirements for medical devices. These include requirements related to design controls, production and process controls, process validation, purchasing controls, supplier oversight, complaint handling and investigation, corrective and preventative actions, and record-keeping. In addition, the FDA’s medical device reporting regulation requires companies to provide information to the FDA whenever they become aware of evidence that reasonably suggests that a device may have caused or contributed to a death or serious injury or, that a malfunction occurred which would be likely to cause or contribute to a death or serious injury upon recurrence.

Compliance with applicable regulatory requirements is subject to continual review and is monitored rigorously through periodic inspections by the FDA, which may result in observations on Form 483, and in some cases warning letters, that require corrective action. If the FDA or equivalent foreign agency were to conclude that Petros is not in compliance with applicable laws or regulations, or that any of its medical devices may be hazardous or defective, the FDA or equivalent foreign agency could take enforcement action, which may include issuance of a warning letter, untitled letter, or other enforcement letter; seizure of the device; requesting or requiring a recall or other field action; or requiring the repair, replacement, or refund the cost of the medical device. The FDA may also impose manufacturing and other operating restrictions; enjoin and restrain certain violations of applicable law pertaining to medical devices; or assess civil or criminal penalties against Petros or its officers or employees. In addition, the FDA could recommend prosecution to the Department of Justice. Any adverse regulatory action, depending on its magnitude, may restrict Petros from effectively manufacturing, marketing, and selling products and could have a material, adverse effect on Petros’ financial condition and results of operations. In addition, negative publicity and product liability claims resulting from any adverse regulatory action could have a material, adverse effect on Petros’ financial condition and results of operations.

The FDA also regulates the promotion and marketing of medical devices, and requires that manufacturers only make promotional claims or statements that are consistent with the indications and labeling cleared, authorized, or approved by the FDA. For 510(k)-exempt devices, such as the Petros’ VED devices, the FDA requires that Petros promote such products consistent with the relevant device classification. Claims outside the scope of the 510(k)-exempt classification would be considered “off-label” and trigger the requirement for a new 510(k) or other premarket submission to the FDA. The FDA may take enforcement action against Petros (as described above), should the FDA determine it has engaged in “off-label” promotion or other violative marketing activities.

Petros currently plans to submit a 505(b)(2) NDA to the FDA for H100™ for treatment of Peyronie’s disease, which will allow Petros to rely, in part, on published scientific literature and/or the FDA’s prior findings regarding the safety and efficacy of approved drug products. If Petros is not able to pursue this strategy, it will need to conduct additional development activities beyond what is currently planned, development costs will increase, and Petros may be delayed in receiving regulatory authority approval. The submission of 505(b)(2) NDAs may also subject Petros to the risk of patent infringement lawsuits or regulatory actions that would delay or prevent submission of a marketing application to the FDA, or the FDA’s marketing application review and approval.

The Hatch-Waxman Act added Section 505(b)(2) to the FDCA, permitting the filing of a NDA, where at least some of the information required for approval comes from investigations that were not conducted by or for the applicant and for which the applicant has not obtained a right of reference or use from the person by or for whom the investigations were conducted. The FDA interprets Section 505(b)(2) of the FDCA, for purposes of approving an NDA, to permit the applicant to rely, in part, upon published literature and/or the FDA’s previous findings of safety and efficacy for an approved product. The FDA also requires companies to perform additional clinical trials or measurements to support any deviation from the previously-approved product and to support the reliance on the applicable published literature or referenced product, referred to as bridging. The FDA may then approve the new product candidate for all or some of the label indications for which the referenced product has been approved, as well as for any new indication sought by the Section 505(b)(2) applicant, if such approval is supported by study data. The label, however, may require all or some of the limitations, contraindications, warnings or precautions included in the reference product’s label, including a black box warning, or may require additional limitations, contraindications, warnings or precautions.

Petros currently plans to submit a 505(b)(2) NDA to the FDA for H100™ for treatment of Peyronie’s disease. If the FDA disagrees with the appropriateness of reliance on a reference listed drug or published literature or if Petros is not otherwise able to bridge to the reference listed drug or published literature, the Company may need to conduct additional clinical trials or other studies, which could lead to unanticipated costs and delays or to the termination of the development program. If Petros is unable to obtain approval through the 505(b)(2) NDA process, it may be required to pursue the more expensive and time consuming 505(b)(1) approval process, which consists of full reports of investigations of safety and effectiveness conducted by or for the applicant.

There may also be circumstances under which the FDA would not allow Petros to pursue a 505(b)(2) application. For instance, should the FDA approve a pharmaceutically equivalent product to H100™, it is the FDA’s policy that the appropriate submission would be an ANDA for a generic version of the approved product. Petros may, however, not be able to immediately submit an ANDA or have an ANDA approval made effective, as the application could be blocked by others’ periods of patent and regulatory exclusivity protection.

Notwithstanding the approval of a number of products by the FDA under Section 505(b)(2), pharmaceutical companies and others have objected to the FDA’s interpretation of Section 505(b)(2). If the FDA’s interpretation of Section 505(b)(2) is successfully challenged, the FDA may change its policies and practices with respect to Section 505(b) (2) regulatory approvals. It is also not uncommon for a sponsor of an approved product to file a citizen petition with the FDA seeking to delay approval of, or impose additional approval requirements for, pending competing products. If successful, such petitions can significantly delay, or even prevent, the approval of the new product. However, even if the FDA ultimately denies such a petition, the FDA may substantially delay approval while it considers and responds to the petition. Any inability to pursue a 505(b)(2) application could result in new competitive products reaching the market more quickly than Petros’, which could hurt the Company’s competitive position and business prospects.

The 505(b)(2) regulatory pathway may also subject Petros to the risk of patent infringement lawsuits or other regulatory actions that could prevent submission of a marketing application or prevent the FDA making the approval of a marketing application effective. Applicants submitting NDAs under Section 505(b)(2) of the FDCA must provide a patent certification for the patents listed in FDA’s list of Approved Drug Products with Therapeutic Equivalence Evaluations, commonly referred to as the Orange Book, for all reference listed drugs and for all brand name products identified in published literature upon which the 505(b)(2) application relies. The possible certifications are that (1) no patent information has been submitted to the FDA; (2) such patent has expired; (3) the date on which such patent expires; or (4) such patent is invalid or will not be infringed upon by the manufacture, use or sale of the drug product for which the application is submitted. If there are any applicable listed patents, the FDA may not approve the 505(b)(2) application until all listed patents have expired, unless the applicant challenges the listed patents through the last type of certification, also known as a paragraph IV certification, or otherwise indicates that it is not seeking approval of a patented method of use.

If Petros does challenge a listed patent through a paragraph IV certification, under the Hatch Waxman Act, the holder of the patents or NDAs that the 505(b)(2) application references may file a patent infringement lawsuit. Filing of a patent infringement lawsuit triggers a one time, automatic, 30-month stay of the FDA’s ability to make the 505(b)(2) NDA approval effective. In such a case, the FDA may not make the 505(b)(2) NDA approval effective until the earlier of 30 months from the receipt of the notice of the paragraph IV certification, the expiration of the patent, when the infringement case concerning each such patent is favorably decided in the applicant’s favor or settled, or such shorter or longer period as may be ordered by a court. Accordingly, Petros may invest a significant amount of time and expense in the development of one or more product candidates only to be subject to significant delay and patent litigation before such product candidates may be commercialized, if at all. In addition, a 505(b)(2) application approval may, in some cases, not be submitted, or may, in other cases, not be made effective until any existing non-patent regulatory exclusivities have expired or, if possible, are carved out from the label.

If Petros is unable to advance its product candidates, including H100, in clinical development, obtain regulatory approval and ultimately commercialize its product candidates, or experience significant delays in doing so, its business may be materially harmed.

Petros is not permitted to market or promote any of its product candidates before it receives regulatory approval from the FDA or comparable foreign regulatory authorities, and it may never receive such regulatory approval. Petros may only receive approval in a limited patient population, it may experience delays in receiving such regulatory approval, or it may not receive regulatory approval for new indications or for H100. Even if Petros successfully commercializes H100, it may not be successful in developing and commercializing any other product candidates, and its commercial opportunities may be limited.

Petros cannot be certain that any of its product candidates will be successful in clinical and preclinical trials or receive regulatory approval. Further, its product candidates may not receive regulatory approval even if they are successful in clinical trials and Petros submits the required marketing applications seeking regulatory authorization for their use.

For each product candidate, Petros must demonstrate safety and efficacy in humans, obtain regulatory approval in one or more jurisdictions, obtain manufacturing supply capacity and expertise, and substantially invest in marketing efforts before it is able to generate any revenue from such product candidate. The success of Petros’ product candidates, and H100 in particular, will depend on several factors, including the following:

•	approval of H100 or other products by the FDA;

•	successful enrollment in, and completion of, clinical trials, the design and implementation of which are agreed to by the applicable regulatory authorities, and the conduct of clinical trials by contract research organizations (“CROs”) to successfully conduct such trials within Petros’ planned budget and timing parameters and without materially adversely impacting its trials;

•	successful data from its clinical and preclinical programs that support an acceptable risk-benefit profile of its product candidates in the intended populations to the satisfaction of the applicable regulatory authorities;

•	timely receipt, if at all, of regulatory approvals from applicable regulatory authorities;

•	establishment of arrangements with third-party manufacturers, as applicable, for continued clinical supply and commercial manufacturing;

•	successful development of Petros’ manufacturing processes and transfer to new third-party facilities to support future development activities and commercialization that are operated by contract manufacturing organizations in a manner compliant with all regulatory requirements;

•	establishment and maintenance of patent and trade secret protection or regulatory exclusivity for Petros’ product candidates;

•	successful commercial launch of Petros’ other product candidates, if and when approved;

•	acceptance of Petros’ products, if and when approved, by patients, the relevant medical communities and third-party payers;

•	effective competition with other therapies;

•	establishment and maintenance of adequate healthcare coverage and reimbursement;

•	Petros’ ability to avoid infringing upon the patent and other intellectual property rights of third parties;

•	enforcement and defense of intellectual property rights and claims;

•	continued compliance with any post-marketing requirements imposed by regulatory authorities, including any required post-marketing clinical trials or the elements of any post-marketing REMs that may be required by the FDA or comparable requirements in other jurisdictions to ensure the benefits of the product outweigh its risks; and

•	maintenance of a continued acceptable safety profile of the product candidates following approval.

If Petros is unsuccessful with respect to these factors, it could experience significant delays or barriers to the successful commercialization of its product candidates, which may materially harm Petros’ business. Even if Petros successfully obtains regulatory approvals to manufacture and market its product candidates, its revenues will be dependent, in part, upon the size of the markets in the territories for which it gains regulatory approval and have commercial rights. If the markets for patient subsets that Petros is targeting are not as significant as it estimates, it may not generate significant revenues from sales of its approved products.

Petros plans to seek regulatory approval to commercialize its product candidates in the United States and in foreign countries. While the scope of regulatory approval is similar in many countries, in order to obtain separate regulatory approval in multiple countries Petros must comply with numerous and varying regulatory requirements of each such country or jurisdiction regarding safety and efficacy and governing, among other things, clinical trials and commercial sales, pricing and distribution. Petros cannot predict success in any such jurisdictions, and the time required to obtain approval in foreign countries may differ substantially from that required to obtain FDA approval.

Clinical drug development involves a lengthy and expensive process, with an uncertain outcome. Petros may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of Petros’ product candidates.

The risk of failure in drug and product development is high. Before obtaining marketing approval from regulatory authorities for the sale of H100 or other unapproved product candidates, Petros must complete nonclinical development and conduct extensive clinical trials to demonstrate the safety and efficacy of Petros’ product candidates in humans. Clinical trials are expensive, difficult to design and implement and can take many years to complete, and their outcomes are inherently uncertain. Failure can occur at any time during the clinical trial process. Nonclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in nonclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their products. It is impossible to predict when or if Petros’ unapproved product candidates will prove to be effective or safe in humans or will receive marketing approval.

Petros may experience numerous unforeseen events during, or as a result of, clinical trials that could delay or prevent our ability to receive marketing approval or commercialize our product candidates. Clinical trials may be delayed, suspended or prematurely terminated because costs are greater than we anticipate or for a variety of other reasons, such as:

•	delay or failure in reaching agreement with the FDA or a comparable foreign regulatory authority on a trial design that Petros is able to execute;

•	delay or failure in obtaining authorization to commence a trial, including approval from the appropriate IRB, to conduct testing of a candidate on human subjects, or inability to comply with conditions imposed by a regulatory authority regarding the scope or design of a clinical trial;

•	delays in reaching, or failure to reach, agreement on acceptable terms with prospective trial sites and prospective CROs, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•	inability, delay or failure in identifying and maintaining a sufficient number of trial sites, many of which may already be engaged in other clinical programs;

•	delay or failure in recruiting and enrolling suitable subjects to participate in a trial;

•	delay or failure in having subjects complete a trial or return for post-treatment follow-up;

•	clinical sites and investigators deviating from the clinical protocol, failing to conduct the trial in accordance with regulatory requirements, or dropping out of a trial;

•	lack of adequate funding to continue a clinical trial, including unforeseen costs due to enrollment delays, requirements to conduct additional clinical trials and increased expenses associated with the services of Petros’ CROs and other third parties;

•	clinical trials of Petros’ product candidates may produce negative or inconclusive results, and it may decide, or regulators may require Petros, to conduct additional nonclinical studies, clinical trials or abandon product development programs;

•	Petros’ third-party contractors may fail to comply with regulatory requirements or meet their contractual obligations to Petros in a timely manner, or at all;

•	the supply or quality of Petros’ product candidates or other materials necessary to conduct clinical trials of its product candidates may be insufficient;

•	the FDA or comparable foreign regulatory authorities may require Petros to submit additional data or impose other requirements before permitting it to initiate a clinical trial; or

•	changes in governmental regulations or administrative actions.

Many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of marketing approval for Petros’ product candidates. Further, the FDA or comparable foreign regulatory authorities may disagree with Petros’ clinical trial design and its interpretation of data from clinical trials, or may change the requirements for approval even after it has reviewed and commented on the design for Petros’ clinical trials.

Petros cannot be certain as to what type and how many clinical trials the FDA or comparable foreign regulatory authorities will require Petros to conduct before it may successfully gain approval to market H100. Prior to approving a new product, the FDA generally requires that the efficacy of the product be demonstrated in two adequate and well-controlled clinical trials.

Petros’ product development costs will also increase if it experiences delays in nonclinical and clinical development or receiving the requisite marketing approvals. Petros does not know whether any of its nonclinical studies or clinical trials will need to be restructured or will be completed on schedule, or at all, which may harm our business and results of operations.

If Petros experiences delays or difficulties in the enrollment of patients in clinical trials, development of its product candidates may be delayed or prevented, which would have a material adverse effect on its business.

Petros may not be able to initiate clinical trials for H100 or its other product candidates if it is unable to locate and enroll a sufficient number of eligible patients to participate in these trials as required by the FDA or comparable foreign regulatory authorities. Patient enrollment is a significant factor in the timing of clinical trials.

Patient enrollment may be affected if Petros’ competitors have ongoing clinical trials for product candidates that are under development for the same indications as Petros’ product candidates, and patients who would otherwise be eligible for its clinical trials instead enroll in clinical trials of its competitors’ product candidates. Patient enrollment may also be affected by other factors, including:

•	size and nature of the patient population;

•	severity of the condition under investigation;

•	patient eligibility criteria for the trial in question;

•	nature of the trial protocol;

•	Petros’ ability to recruit clinical trial investigators with the appropriate competencies and experience;

•	perceived risks and benefits of the product candidate under study;

•	the occurrence of adverse events attributable to Petros’ product candidates;

•	efforts to facilitate timely enrollment in clinical trials;

•	the number and nature of competing products or product candidates and ongoing clinical trials of competing product candidates for the same indication;

•	patient referral practices of physicians;

•	the ability to monitor patients adequately during and after treatment;

•	proximity and availability of clinical trial sites for prospective patients; and

•	continued enrollment of prospective patients by clinical trial sites.

If Petros experiences delays or difficulties in the enrollment of patients in clinical trials, its clinical trials may be delayed or terminated. Any delays in completing Petros’ clinical trials will increase its costs, delay or prevent its product candidate development and approval process and jeopardize Petros’ ability to commence product sales and generate additional revenue. Any of these occurrences may harm our business, financial condition and prospects significantly.

Petros relies on third parties to conduct, supervise, and monitor preclinical studies and clinical trials, and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials or failing to comply with regulatory requirements.

Petros may use third parties, CROs, study sites, and others to conduct, supervise, and monitor preclinical and clinical trials for product candidates. While Petros has agreements governing the activities of such third parties, it has limited influence and control over their actual performance and activities. Third-party service providers are not Petros’ employees, and except for remedies available under agreements with such third parties, Petros cannot control whether or not they devote sufficient time and resources to its development programs. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct studies in accordance with regulatory requirements or the study plans, if they need to be replaced or if the quality or accuracy of the data they obtain is compromised, studies may need to be repeated, extended, delayed, or terminated, Petros may not be able to obtain, or may be delayed in obtaining, marketing approvals for product candidates, Petros may not be able to or may be delayed in commercializing product candidates, or Petros or the third party service providers may be subject to regulatory enforcement actions. As a result, results of operations and the commercial prospects for product candidates would be harmed, costs could increase and Petros’ ability to generate revenues could be delayed. Third-party service providers may also have relationships with other entities, including Petros competitors, for whom they may also be conducting development activities that could harm Petros’ competitive position.

Reliance on third parties for development activities will reduce Petros’ control over these activities. Nevertheless, Petros is responsible for ensuring that its studies are conducted in accordance with the applicable protocol, legal, regulatory, and scientific standards. Regulatory authorities enforce their requirements through periodic inspections of trial sponsors, clinical and preclinical investigators, and trial sites. Any failure to comply with the applicable regulatory requirements, may subject Petros or its third party service providers to enforcement or other legal actions, the data generated in trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require the performance of additional studies.

Agreements with third parties conducting or otherwise assisting with studies might terminate for a variety of reasons, including a failure to perform by the third parties. If any of these relationships terminate, Petros may not be able to enter into arrangements with alternative providers or to do so on commercially reasonable terms. Switching or adding additional third parties involves additional cost and requires management time and focus. In addition, there is a natural transition period when a new third party commences work. As a result, alternative arrangements, it could delay product development activities and adversely affect Petros’ business.

Petros’ relationships with prescribers, purchasers, third-party payers and patients are subject to applicable anti-kickback, fraud and abuse and other healthcare laws and regulations, any violation of which could expose it to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.

Petros is subject to healthcare statutory and regulatory requirements and oversight by federal and state governments, as well as foreign governments in the jurisdictions in which it conducts its business. Physicians, other healthcare providers and third-party payers will play a primary role in the recommendation, prescription and use of any product candidates for which Petros has, or in the future obtains, marketing approval. Petros’ arrangements with such third parties are subject to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain its business or financial arrangements and relationships through which it markets, sell and distributes any products for which it may obtain marketing approval, including potential exclusion from federal healthcare programs and debarment from federal government contracts. Restrictions under applicable domestic and foreign healthcare laws and regulations include the following:

•	the U.S. federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under a federal healthcare program such as Medicare and Medicaid; a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

•	U.S. federal false claims, false statements and civil monetary penalties laws, including the U.S. False Claims Act, which impose criminal and civil penalties against individuals or entities for knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent, including false statements regarding compliance with regulations material to payment by government programs for drugs and medical supplies, or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government; actions may be brought by the government or a whistleblower and may include an assertion that a claim for payment by federal healthcare programs for items and services which results from a violation of the federal Anti-Kickback Statue constitutes a false or fraudulent claim for purposes of the False Claims Act;

•	the U.S. federal Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”) that imposes liability for executing a scheme to defraud any healthcare benefit program, or knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of or payment for healthcare benefits, items or services; similar to the U.S. federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

•	analogous state and foreign laws and regulations relating to healthcare fraud and abuse, such as state anti-kickback and false claims laws, that may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payers, including private insurers;

•	the U.S. federal physician payment transparency requirements under the Physician Payments Sunshine Act of 2010, which requires manufacturers of drugs, devices, biologics and medical supplies that are reimbursable under Medicare or Medicaid, to report to the Centers for Medicare & Medicaid Services information related to certain payments and other transfers of value, such as payments and transfers of value to physicians and teaching hospitals (and, beginning in 2021, for transfers of value to other healthcare providers), as well as the ownership and investment interests of physicians and their immediate family members;

•	analogous state and foreign laws that require companies to track, report and disclose to the government and/or the public information related to payments, gifts, and other transfers of value or remuneration to physicians and other healthcare providers, marketing activities or expenditures, or product pricing or transparency information, or that require companies to implement compliance programs that meet certain standards or to restrict or limit interactions between manufacturers and members of the healthcare industry;

•	the U.S. federal laws that require manufacturers to report certain calculated product prices to the government or provide certain discounts or rebates to government authorities or private entities, often as a condition of reimbursement under federal healthcare programs;

•	HIPAA, which imposes obligations on certain covered entity healthcare providers, health plans, and healthcare clearinghouses as well as their business associates that perform certain services involving the use or disclosure of individually identifiable health information, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information; and

•	state and foreign laws that govern the privacy and security of health information in certain circumstances, including state security breach notification laws, state health information privacy laws and federal and state consumer protection laws, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Efforts to ensure that Petros’ business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. If governmental authorities conclude that Petros’ business practices do not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations, then government enforcement actions are possible.

Petros’ marketing and advertising are regulated by the FDA, Federal Trade Commission and State and County Attorneys General, and it may face enforcement and litigation specifically related to the nature and sales channels of its products.

Petros may face product liability litigation and/or other litigation from certain regulatory agencies such as the FDA, Federal Trade Commission (the “FTC”), Attorney General, Better Business Bureau, among others owing to the manner that it markets and sells certain of its products such as through nationwide newspaper advertisements, direct mailing or other direct to consumer campaigns.

With respect to FTC matters, if the FTC has reason to believe the law is being violated (e.g. failure to possess adequate substantiation for product claims), it can initiate an enforcement action through a variety of judicial and administrative processes and remedies. Any action against us by the FTC could materially and adversely affect Petros’ ability to successfully market its products.

In addition, Petros’ marketing and advertising is regulated by regulations, administrative actions and legal proceeding of various state and county attorneys general across the United States. Any regulation, administrative actions or legal proceeding against Petros by any of these entities could materially and adversely affect its ability to successfully market its products.

Petros may be subject to potential product liability and other claims, creating risks and expense.

Petros is also exposed to potential product liability risks inherent in the development, testing, manufacturing, marketing and sale of human therapeutic products. Product liability insurance for the pharmaceutical industry is extremely expensive, difficult to obtain and may not be available on acceptable terms, if at all. Petros cannot guarantee that the coverage limits of such insurance policies will be adequate. A successful claim against Petros in excess of its insurance coverage could have a material adverse effect upon it and on its financial condition.

In addition to direct expenditures for damages, settlement and defense costs, there is a possibility of adverse publicity and loss of revenues as a result of product liability claims. Product liability claims can also result in regulatory consequences, such as the withdrawal of clinical trial participants, termination of clinical trials or programs, governmental authority investigations and enforcement actions, product recalls and withdrawals of approval, as well as labeling revisions. Product liability is a significant commercial risk for Petros. Plaintiffs have received substantial damage awards in some jurisdictions against pharmaceutical companies based upon claims for injuries allegedly caused by the use of their products. In addition, in the age of social media, plaintiffs’ counsel now has a wide variety of tools to advertise their services and solicit new clients for litigation. Thus, any significant product liability litigation or mass tort in which Petros is a defendant may have a larger number of plaintiffs than such actions have seen historically because of the increasing use of widespread and media-varied advertising.

Government regulations that mandate price controls and limitations on patient access to its products or establish prices paid by government entities or programs for such products may impact Petros’ business, and future results could be adversely affected by changes in such regulations or policies.

Pharmaceutical product pricing is subject to enhanced government and public scrutiny and calls for reform. Some states have implemented, and other states are considering implementing, pharmaceutical price controls or patient access constraints under the Medicaid program, and some states are considering price-control regimes that would apply to broader segments of their populations that are not Medicaid-eligible. There have also been recent state legislative efforts to address drug costs, which generally have focused on increasing transparency around drug costs or limiting drug prices. If implemented, efforts by government officials or legislators to implement measures to regulate prices or payments for pharmaceutical products, including legislation on drug importation, could adversely affect Petros’ business, financial condition and results of operations.

Changes in laws and accounting standards could negatively impact Petros’ business.

Petros’ future results could be adversely affected by changes in interpretations of existing laws and regulations, or changes in laws and regulations, including, among others, changes in accounting standards, taxation requirements, competition laws, privacy laws and environmental laws in the United States and other countries.

Risks Related to Petros’ Intellectual Property

If Petros fails to protect its intellectual property rights, its ability to pursue the development of its products would be negatively affected.

Petros’ long-term success largely depends on its ability to market technologically competitive products. Petros relies and expects to continue to rely on a combination of intellectual property, including patent, trademark, trade dress, copyright, trade secret and domain name protection laws, as well as confidentiality and license agreements, to protect its intellectual property and proprietary rights. If Petros fails to obtain and maintain adequate intellectual property protection, it may not be able to prevent third parties from launching generic or biosimilar versions of its branded products using its proprietary technologies or from marketing products that are very similar or identical to those of Petros. In addition, the patents Petros has licensed may not contain claims sufficiently broad to protect it against third parties with similar technologies or products or provide Petros with any competitive advantage, including exclusivity in a particular product area. Petros may be subject to challenges by third parties regarding its intellectual property, including, among others, claims regarding validity, enforceability, scope and effective term.

Petros’ ability to enforce its patents also depends on the laws of individual countries and each country’s practice with respect to enforcement of intellectual property rights, and the extent to which certain sovereigns may seek to engage in policies or practices that may weaken its intellectual property framework (e.g., a policy of routine compulsory licensing (or threat of compulsory licensing) of pharmaceutical intellectual property). Some foreign countries lack rules and methods for defending intellectual property rights and do not protect proprietary rights to the same extent as the United States. As such, Petros may have difficulty protecting its proprietary rights in these foreign countries.

In addition to patents, Petros relies on a combination of trade secrets, confidentiality, nondisclosure and other contractual provisions and security measures to protect its confidential and proprietary information. These measures do not guarantee protection of its trade secrets or other proprietary information. There is risk that third parties could use Petros’ technology and it could lose any competitive advantage it may have. In addition, others may independently develop similar proprietary information or techniques or otherwise gain access to Petros’ trade secrets, which could impair any competitive advantage it may have.

Petros may be involved in lawsuits to protect or enforce its patents, which could be expensive and time consuming.

The pharmaceutical industry has been characterized by extensive litigation regarding patents and other intellectual property rights, and companies have employed intellectual property litigation to gain a competitive advantage. Petros may become subject to infringement claims or litigation arising out of patents and pending applications of its competitors or additional interference proceedings declared by the United States Patent and Trade Office to determine the priority of inventions. The defense and prosecution of intellectual property suits, United States Patent and Trade Office proceedings and related legal and administrative proceedings are costly and time-consuming to pursue, and their outcome is uncertain. Litigation may be necessary to enforce Petros’ licensed patents, to protect its trade secrets and know-how, or to determine the enforceability, scope and validity of the proprietary rights of others. An adverse determination in litigation or interference proceedings to which Petros may become a party could subject it to significant liabilities, require it to obtain licenses from third parties or restrict or prevent it from selling its products in certain markets. Although patent and intellectual property disputes might be settled through licensing or similar arrangements, the costs associated with such arrangements may be substantial and could include paying large fixed payments and ongoing royalties. Furthermore, the necessary licenses may not be available on satisfactory terms or at all.

Competitors may infringe Petros’ licensed patents and Petros may file infringement claims to counter infringement or unauthorized use. This can be expensive, particularly for a company of Petros’ size, and time-consuming. In addition, in an infringement proceeding, a court may decide that a patent Petros has licensed is not valid or is unenforceable or may refuse to stop the other party from using the technology at issue on the grounds that Petros’ patents do not cover the other party’s technology. An adverse determination of any litigation or defense proceedings could put one or more of Petros’ patents at risk of being invalidated or interpreted narrowly.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or interference proceedings, there is a risk that some of Petros’ confidential information could be compromised by disclosure. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments.

If Petros infringes the rights of third parties, it could be prevented from selling products and forced to pay damages and defend against litigation.

If Petros’ products, methods, processes and other technologies infringe the proprietary rights of other parties, it could incur substantial costs and may have to: obtain licenses, which may not be available on commercially reasonable terms, if at all; abandon an infringing product candidate; redesign its products or processes to avoid infringement; stop using the subject matter claimed in the patents held by others; pay damages; and/or defend litigation or administrative proceedings which may be costly whether Petros wins or loses, and which could result in a substantial diversion of its financial and management resources.

Petros may be subject to claims that its employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties.

Petros may employ individuals who were previously employed at other biotechnology or pharmaceutical companies. It may be subject to claims that it or its employees, consultants or independent contractors have inadvertently or otherwise used or disclosed confidential information of our employees’ former employers or other third parties. Petros may also be subject to claims that former employers or other third parties have an ownership interest in its patents. Litigation may be necessary to defend against these claims. There is no guarantee of success in defending these claims, and if Petros does not prevail, it could be required to pay substantial damages and could lose rights to important intellectual property. Even if Petros is successful, litigation could result in substantial cost and be a distraction to its management and other employees.

Changes in trends in the pharmaceutical and medical device industries, including changes to market conditions, could adversely affect Petros’ operating results.

The pharmaceutical and medical device industries generally, and drug discovery and development companies more specifically, are subject to increasingly rapid technological changes. Petros’ competitors might develop technologies or products that are more effective or commercially attractive than Petros’ current or future technologies, or that render its technologies or products less competitive or obsolete. If competitors introduce superior technologies or products and Petros cannot make enhancements to its technologies or products to remain competitive, its competitive position and, in turn, its business, revenue and financial condition, may be materially and adversely affected.

Risks Related to Petros’ Strategic Transactions

Acquisitions involve risks that could result in a reduction of our operating results, cash flows and liquidity.

Petros has made, and in the future may continue to make, strategic acquisitions including licenses of third-party products. However, it may not be able to identify suitable acquisition and licensing opportunities. It may pay for acquisitions and licenses with equity or with convertible securities. In addition, acquisitions or licenses may expose Petros to operational challenges and risks, including:

•	the ability to profitably manage acquired businesses or successfully integrate the acquired business’ operations and financial reporting and accounting control systems into our business;

•	increased indebtedness and contingent purchase price obligations associated with an acquisition;

•	the ability to fund cash flow shortages that may occur if anticipated revenue is not realized or is delayed, whether by general economic or market conditions or unforeseen internal difficulties;

•	the availability of funding sufficient to meet increased capital needs;

•	diversion of management’s attention; and

•	the ability to retain or hire qualified personnel required for expanded operations.

In addition, acquired companies may have liabilities or risks that we fail, or are unable, to discover in the course of performing due diligence investigations. Petros cannot guarantee that the indemnification granted to it by sellers of acquired companies will be sufficient in amount, scope or duration to fully offset the possible liabilities associated with businesses or properties that are assumed upon consummation of an acquisition. Petros may learn additional information about acquired businesses that materially adversely affect it, such as unknown or contingent liabilities and liabilities related to compliance with applicable laws. Any such liabilities, individually or in the aggregate, could have a material adverse effect on its business.

Failure to successfully manage the operational challenges and risks associated with, or resulting from, acquisitions could adversely affect Petros’ results of operations, cash flows and liquidity. Borrowings or issuance of convertible securities associated with any acquisitions may also result in higher levels of indebtedness, which could impact its ability to service its debt within the scheduled repayment terms.

Other Risks Related to Petros’ Business and Operations

Petros has concluded that there are material weaknesses in its internal control over financial reporting, which if not remediated, could materially adversely affect its ability to timely and accurately report its results of operations and financial condition. The accuracy of Petros’ financial reporting depends on the effectiveness of its internal controls over financial reporting.

Internal controls over financial reporting can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements and may not prevent or detect misstatements. Failure to maintain effective internal controls over financial reporting, or lapses in disclosure controls and procedures, could undermine the ability to provide accurate disclosure (including with respect to financial information) on a timely basis, which could cause investors to lose confidence in Petros’ disclosures (including with respect to financial information), require significant resources to remediate the lapse or deficiency, and expose it to legal or regulatory proceedings.

In connection with the audit of its December 31, 2019 financial statements, Petros’ management identified the following deficiencies, which it considers to be “material weaknesses,” which, individually or in the aggregate, could reasonably result in a material misstatement in the company’s financial statements:

•	Petros currently has limited resources and an insufficient level of monitoring and oversight, which restricts the ability to gather, analyze and report information relative to the financial statements in a timely manner, including insufficient documentation and review of the selection and application of generally accepted accounting principles to significant non-routine transactions;

•	the size of Petros’ accounting department makes it impracticable to achieve an appropriate segregation of duties;

•	the lack of a formalized process and firm timeline for closing the books and records at the end of each reporting period;

•	there is no formal process in place to ensure timely and adequate review of schedules and analysis used in the financial close process. Any reviews done during the close are performed on an ad hoc basis; and

•	Petros is still establishing a formal process for estimating gross to net obligations that relate to current sales, which could result in a misstatement of accounts receivable and revenue. The current process is manual in nature with the Vice President of Finance and financial advisors working collaboratively to determine the estimates.

Petros’ remediation efforts are ongoing and it will continue its initiatives to implement and document policies, procedures, and internal controls. Remediation of the identified material weaknesses and strengthening the internal control environment will require a substantial effort throughout 2021 and beyond, as necessary, and Petros will test the ongoing operating effectiveness of the new and existing controls in future periods. The material weaknesses cannot be considered completely remediated until the applicable controls have operated for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively. Petros cannot guarantee that it will be successful in remediating the material weaknesses it identified or that its internal control over financial reporting, as modified, will enable it to identify or avoid material weaknesses in the future.

Petros cannot guarantee that its management will be successful in identifying and retaining appropriate personnel; that newly engaged staff or outside consultants will be successful in identifying material weaknesses in the future; or that appropriate personnel will be identified and retained prior to these deficiencies resulting in material and adverse effects on Petros’ business.

Petros’ consolidated balance sheet contains significant amounts of intangible assets.

Petros’ other intangible assets, including developed technology rights and brands, face similar risks for impairment and charges related to such assets may be significant as well. In the year ended December 31, 2019, Petros incurred a goodwill impairment loss of $2,443,930 and no longer has a goodwill balance.

The impact of the COVID-19 outbreak on Petros’ operations, and the operations of its partners, suppliers and logistics providers, could significantly disrupt its operations and may materially and adversely affect its business and financial conditions.

Petros’ business could be adversely impacted by the effects of the coronavirus or other epidemics. In December 2019, a novel strain of the coronavirus (“COVID-19”) emerged in China and the virus has since spread to other countries, including the United States and Canada, and infections have been reported globally. Petros expects a decrease in medical visits for non-acute issues during the periods of recommended social distancing or government “stay at home” orders. Demand for Petros’ products may decrease as a result of COVID-19 because its medical device products are marketed through urologist offices and Stendra® requires a prescription. The COVID-19 pandemic may also result in supply chain disruptions with respect to the Company’s products, product candidates, or their components, which may result in product shortages.

The outbreak and government measures taken in response have also had a significant impact, both direct and indirect, on businesses and commerce, as worker shortages have occurred; supply chains have been disrupted; facilities and production have been suspended; and demand for certain goods and services, such as medical services and supplies, has spiked, while demand for other goods and services, such as travel, has fallen. In response to the COVID-19 outbreak, “shelter in place” orders and other public health guidance measures have been implemented across much of the United States, Europe and Asia, including in the locations of Petros’ offices, key vendors and partners. During the first three quarters of 2020, government regulations and preventative measures implemented by the Company and others prevented in-person visits by sales representatives to physicians’ offices. In response, the Company reduced sales staff headcount to reflect the lack of in-person visits, though the Company anticipates returning to normal staffing levels when appropriate. Additionally, the Company implemented a work-from-home policy for all staff. Since then, we have selectively resumed in-person interactions by our customer-facing personnel in compliance with local and state restrictions. We also continue to engage with customers virtually as we seek to continue to support healthcare professionals and patient care. However, our ability to engage in personal interactions with physicians and customers remains limited, and it is unknown when our offices will reopen, and these interactions will be fully resumed.

Additionally, Petros expects that COVID-19 will continue to adversely impact the status and progress of our development programs, including any clinical and preclinical trials for H100 or any other product candidates. Delays or other difficulties in completing clinical and preclinical trials could result in a longer period of time to obtain product regulatory approval, to commercialize our products, if approved, and realize any resulting revenue in the future.

The COVID-19 pandemic and the government and public health response continues to rapidly evolve. As a result of the potential effect of the COVID-19 outbreak on many clinical trial programs in the US and globally, the FDA issued guidance concerning potential impacts on clinical trial programs, changes that may be necessary to such programs if they proceed, considerations regarding trial suspensions and discontinuations, the potential need to consult with or make submissions to relevant ethics committees, IRBs, and the FDA, the use of alternative drug delivery methods, and considerations with respect to the outbreak’s impacts on endpoints, data collection, study procedures, and analysis. Such developments may result in delays in our development of H100™. Additionally, in March 2020, the US Congress passed the Coronavirus Aid, Relief, and Economic Security Act, which, for certain critical drugs, includes strengthened provisions regarding required FDA drug shortage reporting requirements, as well as provisions regarding supply chain security, such as risk management plan requirements, and the promotion of supply chain redundancy and domestic manufacturing.

Petros is actively assessing and responding where possible to the potential impact of the COVID-19 outbreak. The extent to which the COVID-19 impacts its business, including its operations, will depend on future developments, which are highly uncertain and cannot be predicted at this time, and include the duration, severity and scope of the outbreak and the actions taken to contain or treat the coronavirus outbreak. The continued spread of the coronavirus globally could materially and adversely impact Petros’ business including without limitation, supply chain and manufacturing matters, employee health, workforce productivity, increased insurance premiums, limitations on travel, the availability of industry advisers and personnel, and other factors that will depend on future developments beyond its control, which may have a material and adverse effect on its business, financial condition and results of operations.

JCP III SM AIV, L.P. maintains the ability to control or significantly influence all matters submitted to Petros’ stockholders for approval.

JCP III SM AIV, L.P. and its affiliates, in the aggregate, own approximately 50.7% of the Petros Common Stock. As a result, if these stockholders were to choose to act together, they would be able to control or significantly influence all matters submitted to Petros’ stockholders for approval, as well as Petros’ management and affairs. For example, these persons, if they choose to act together, would control or significantly influence the election of directors or the approval of any merger, consolidation or sale of all or substantially all of Petros’ assets. This concentration of voting power could delay or prevent an acquisition of Petros on terms that other stockholders may desire.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are based upon management’s assumptions, expectations, projections, intentions and beliefs about future events. Except for historical information, the use of predictive, future-tense or forward-looking words such as “intend,” “plan,” “predict,” “may,” “will,” “project,” “target,” “strategy,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “forecast,” “should” and similar expressions, whether in the negative or affirmative, that reflect our current views with respect to future events and operational, economic and financial performance are intended to identify such forward-looking statements. These forward-looking statements are only predictions, and actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of risks and uncertainties, including, without limitation, Petros’ ability to execute on its business strategy, including its plans to develop and commercialize its product candidates; Petros’ ability to comply with obligations as a public reporting company; the ability of Petros to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002; the risk that the financial performance of Petros may not be as anticipated by the merger transactions that resulted in the Company’s creation; risks resulting from Petros’ status as an emerging growth company, including that reduced disclosure requirements may make shares of Petros common stock less attractive to investors; risks related to Petros’ ability to continue as a going concern; risks related to Petros’ dependence on the commercialization of a single product, Stendra®, and on a single distributor thereof; risks related to Petros’ commercial supply agreement with Vivus; risks related to Petros’ ability to obtain regulatory approvals for, or market acceptance of, any of its products or product candidates; and the expected or potential impact of the novel coronavirus (“COVID-19”) pandemic, and the related responses of governments, consumers, customers, suppliers, employees and the Company, on our business, operations, employees, financial condition and results of operations. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are described in this prospectus, including under the section entitled “Risk Factors,” and in our other reports filed with the Securities and Exchange Commission (the “SEC”). We advise you to carefully review the reports and documents we file from time to time with the SEC, particularly our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K. Petros cautions readers that the forward-looking statements included in this prospectus represent our beliefs, expectations, estimates and assumptions only as of the date of hereof and are not intended to give any assurance as to future results. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, Petros cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this prospectus to reflect any new information or future events or circumstances or otherwise, except as required by the federal securities laws.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for general corporate purposes, including, but not limited to, our research and development costs, the acquisition or licensing of complementary products, technologies or businesses, working capital and capital expenditures. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion over the allocation of net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. We may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION

General Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make re-sales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on The Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. The terms of such “at the market offerings” will be set forth in the applicable prospectus supplement. We may engage an agent to act as a sales agent in such “at the market offerings” on a best efforts basis using commercially reasonable efforts consistent with normal trading and sales practices, on mutually agreed terms between such agent and us. We will name any agent involved in such “at the market offerings” of securities and will list commissions payable by us to these agents in the applicable prospectus supplement.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock and provisions of our amended and restated certificate of incorporation (the “Articles of Incorporation”), and amended and restated by-laws (the “By-laws”) are summaries and are qualified by reference to the Articles of Incorporation and the By-laws that are on file with the SEC.

Authorized Capital Stock

Our Articles of Incorporation authorize us to issue 30,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

The holders of our common stock are entitled to receive ratably the dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as our Board of Directors (the “Board”) from time to time may determine, subject to preferences that may be applicable to any then outstanding preferred stock. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. Our common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. There are no redemption or sinking fund provisions applicable to our common stock. Upon liquidation, dissolution or winding up of the Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of our common stock after payment of liabilities, accrued dividends and liquidation preferences, if any. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid, and nonassessable.

As of January 28, 2021, we had 9,768,323 shares of our common stock issued and outstanding.

Preferred Stock

The Board is authorized to issue 10,000,000 shares of preferred stock without further action by the holders of our common stock. The shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board prior to the issuance of any shares thereof. Preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board prior to the issuance of any shares thereof.

The issuance of such preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes, could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the Board determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	Restricting dividends on the common stock;

•	Diluting the voting power of the common stock;

•	Impairing the liquidation rights of the common stock; or

•	Delaying or preventing a change in control of the Company without further action by the stockholders.

The existence of authorized but unissued shares of preferred stock may enable the Board to render more difficult or to discourage an attempt to gain control of Petros by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the Board were to determine that a takeover proposal is not in the best interests of us or stockholders, the Board could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, the Articles of Incorporation grant the Board broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of Petros.

Registration Rights

On December 1, 2020, Petros entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with JCP III SM AIV, L.P. and its affiliates who hold Petros capital stock (the “Juggernaut Holders”). Under the Registration Rights Agreement, the Juggernaut Holders have the demand registration rights and piggyback registration rights described below, in either case, registering the resale of their shares of Petros Common Stock. These registration rights are subject to conditions and limitations.

Demand Registration Rights. Petros is obligated to file a shelf registration statement under Rule 415 of the Securities Act covering the resale of all the shares of Petros capital stock held by the Juggernaut Holders and to use commercially reasonable efforts to have such shelf registration statement declared effective. Following the nine month anniversary of the date of the Registration Rights Agreement, Juggernaut Holders of at least $10.0 million worth of Petros’ registrable securities shall have the right to sell all or part of their registrable shares of Petros capital stock by delivering a written request to Petros for an underwritten offering. In the event a shelf registration statement has been declared effective and is unavailable, Juggernaut Holders of at least $10.0 million worth of Petros’s registrable securities shall have the right to require Petros to effect a long-form registration statement. In no event will the Registration Rights Agreement require Petros file more than two long-form registration statements or require Petros to cause a long-form registration statement to be declared effective within a period of 90 days after the effective date of any other registration statement, other than a Form S-4 or Form S-8 or comparable form.

Piggyback Registration Rights. If Petros proposes to file a registration statement under the Securities Act for the purposes of registering Petros securities, other than a registration statement on Form S-4 or Form S-8 or any similar successor forms thereto, the Juggernaut Holders are entitled to receive notice of such registration and to request that Petros includes their registrable securities for resale in the registration statement.

Expenses of Registration. Petros will pay all registration expenses, other than underwriting discounts and commissions, related to any demand or piggyback registration. The Registration Rights Agreement contains customary cross-indemnification provisions, pursuant to which Petros is obligated to indemnify the selling Juggernaut Holders, in the event of misstatements or omissions in the registration statement attributable to Petros except in the event of fraud, and the selling Juggernaut Holders are obligated to indemnify Petros for misstatements or omissions attributable to them.

Expiration of Registration Right. The registration rights will terminate five years from the date of the Registration Rights Agreement.

Anti-Takeover Effects of Delaware Law and Specified Articles of Incorporation and By-laws Provisions

Stockholder Action; Special Meeting of Stockholders. Our Articles of Incorporation and By-laws provide that stockholders may take action only at a duly called annual or special meeting of stockholders and may not take action by written consent. Our Articles of Incorporation and By-laws further provide that special meetings of our stockholders may be called only by a majority of the Board or by our chief executive officer or, if the office of chief executive officer is vacant, our president. In no event may our stockholders call a special meeting of stockholders.

Business Combinations. Our Articles of Incorporation provide that the provisions of Section 203 of the Delaware General Corporation Law, which relate to business combinations with interested stockholders, do not apply to us. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that such person became an interested stockholder, unless either the interested stockholder attained such status with the approval of our board of directors, the business combination is approved by our board of directors and stockholders in a prescribed manner or the interested stockholder acquired at least 85% of our outstanding voting stock in the transaction in which such person became an interested stockholder. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our By-laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must meet specified procedural requirements. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders.

Exclusive Forum Charter Provision. Our Articles of Incorporation and By-laws require that the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for a stockholder (including a beneficial owner) to bring for the following:

i)	any derivative action or proceeding brought on behalf of the Company;

ii)	any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders;

iii)	any action asserting a claim against the Company arising pursuant to any provision of the Delaware General Corporation Law, the Articles of Incorporation or the By-laws; or

iv)	any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine;

except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. Because the applicability of the exclusive forum provision is limited to the extent permitted by applicable law, we do not intend that the exclusive forum provision would apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, and acknowledge that federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act. We note that there is uncertainty as to whether a court would enforce the provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Directors’ Liability. Our Articles of Incorporation limit the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty. However, these provisions do not eliminate or limit the liability of any of our directors:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

•	for any transaction from which the director derived an improper personal benefit.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Philadelphia Stock Transfer, Inc.

Nasdaq Capital Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “PTPI.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, the applicable prospectus supplement and/or other offering materials will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement, or other offering materials will supersede the information in this prospectus.

We may offer secured or unsecured debt securities which may be senior, subordinated, or junior subordinated and which may be convertible. The debt securities will be issued under one or more separate indentures between us and a designated trustee. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as amended. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture will provide that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture will limit the amount of debt securities that may be issued thereunder, and each indenture will provide that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and principal aggregate amount of the debt securities;

•	whether the debt securities will be senior, subordinated, or junior subordinated;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities are convertible or exchangeable into other securities;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue, and dates on which interest will be payable;

•	the person to whom any interest on the debt securities will be payable;

•	the places where payments on the debt securities will be payable;

•	the maturity date;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in parting the form of one or more global securities;

•	the identity of the depositary for global securities;

•	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•	the terms upon which the beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security, and release of the guarantees), if any;

•	any applicable subordination provisions for any subordinated debt securities;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies, or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms, and conditions upon which we or the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	our obligations or right to redeem, purchase, or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without consent of holders of debt securities issued under the indenture; and

•	additional terms not inconsistent with the provisions of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon holders of beneficial interests in a global security will be described in the applicable prospectus supplement.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of the principal of, or premium, if any, on any debt security of that series when it becomes due and payable at maturity;

•	default in the payment of interest on any debt security of that series when it becomes due and payable, and continuance of such default for a period of 90 days;

•

default in the performance of or breaches of any other covenant or agreement by us in the applicable indenture with respect to any debt security of that series or in the debt securities of that series (other than concerning payment of principal, premium or interest) and such default or breach continues for a period of 90 consecutive days or more after we receive written notice from the Trustee or after we and the Trustee receive written notice from the holders of a majority or more in aggregate principal amount of the outstanding debt securities of all series affected thereby as provided in the applicable indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency, or liquidation concerning us; and

•	any other Event of Default provided with respect to debt securities of that series pursuant to the applicable indenture and as described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

General

We may issue warrants to our stockholders to purchase shares of our common stock or the other securities described in this prospectus. We may offer warrants separately or together with one or more debt securities, common stock, preferred stock or rights, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the warrant to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent the applicable prospectus supplement or other offering materials relating to an offering of warrants are inconsistent with this prospectus, the terms of that prospectus supplement, or other offering materials will supersede the information in this prospectus. We encourage you to read the applicable warrant agreement and warrant certificate for additional information before you decide whether to purchase any of our warrants.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

•	the title of warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the prices of the warrants may be payable;

•	the designation, number, and terms of the debt securities, common stock, preferred stock, or other securities or rights, including rights to receive payment in cash or securities based on the value, rate, or price of one or more specified commodities, currencies, or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted; the exercise price of the warrants and the currency or currencies, including composite currencies, in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit, or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, exercise, or redemption of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent, or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of Petros.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock or other securities as set and at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium, or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution, or winding up on the common stock or preferred stock, if any.

Warrant Agent

The warrant agent for any warrants we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, common stock, preferred stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants or rights for the purchase of common stock, preferred stock, debt securities and/or warrants in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including some or all of the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL MATTERS

Morgan, Lewis & Bockius LLP, Washington, District of Columbia will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

The consolidated financial statements of Neurotrope, Inc. included in Neurotrope’s Annual Report on Form 10-K for the year ended December 31, 2019 incorporated by reference in our joint proxy statement/prospectus on Form S-4 dated October 27, 2020 filed with the SEC on October 28, 2020 and which are incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

The consolidated balance sheets of Metuchen Pharmaceuticals LLC and Subsidiaries as of December 31, 2019 (Successor) and December 31, 2018 (Successor), and the related consolidated statements of operations, changes in members’ capital (deficit), and cash flows for the year ended December 31, 2019 (Successor), and for each of the periods December 10, 2018 through December 31, 2018 (Successor), and January 1, 2018 through December 9, 2018 (Predecessor), have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report, which is incorporated by reference herein, which report includes an explanatory paragraph about the existence of substantial doubt concerning Metuchen Pharmaceuticals LLC and Subsidiaries’ ability to continue as a going concern. Such financial statements have been incorporated by reference herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934 and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement in accordance with SEC rules and regulations. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

We also maintain a website at www.petrospharma.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	Our Current Reports on Form 8-K filed with the SEC on December 2, 2020, December 10, 2020, December 15, 2020, December 31, 2020, and January 25, 2021, including any amendments thereto;

•	Our joint proxy statement/prospectus on Form S-4 dated October 27, 2020 filed with the SEC on October 28, 2020; and

•	The description of the Common Stock contained in the Registration Statement on Form 8-A filed with the SEC on December 1, 2020, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed to constitute a part of this prospectus, except as so modified or superseded.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, Petros Pharmaceuticals, Inc., 1185 Avenue of the Americas, 3rd Floor, New York, New York 10036, or call (973) 242-0005.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement or any free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

2,153,333 Shares of Common Stock

Prospectus

November 29, 2021